Exhibit 10.1

IN THE MATTER OF

THE MARKET CONDUCT EXAMINATION OF

THE MEGA LIFE AND HEALTH INSURANCE COMPANY,

MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND

THE CHESAPEAKE LIFE INSURANCE COMPANY

AGREEMENT COMPLETING AND CLOSING MULTISTATE EXAMINATION

A. Parties

This Regulatory Settlement Agreement Completing and Closing the MultiState Examination of the above-referenced companies (“Closing Agreement”) is entered into as of the Effective Date (defined below), by and among the above named Insurance Companies and the Monitoring Regulators.

A.1. “The Companies” consist of the following three companies:

•	The MEGA Life and Health Insurance Company (“MEGA”),

•	Mid-West National Life Insurance Company of Tennessee (“Mid-West”), and

•	The Chesapeake Life Insurance Company (“Chesapeake”).

A.2. The “Monitoring Regulators” were designated as such and charged with monitoring the Companies’ compliance with the Regulatory Settlement Agreement between the parties, pursuant to Section G.2 of that Agreement, and comprises:

•	Director of the Alaska Division of Insurance, and

•	Insurance Commissioner of Washington State; and

•	Insurance Commissioner of the State of Oklahoma, and

•	Commissioner of Insurance of the State of Texas; and

•	The California Department of Insurance.

A.3. This Closing Agreement involves, as third party beneficiaries, the “Participating Regulators”, which are made up of the insurance regulators of each of the jurisdictions that signed on to the Regulatory Settlement Agreement as Participating Regulators.

B. Scope of Agreement

B.1. The scope of this Closing Agreement is the findings contained in the Multi-State Market Conduct Examination of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, and The Chesapeake Life Insurance Company for the examination period July 1, 2009 – December 31, 2010 (“the Second Examination Report” or the “Second Report”), and the application of Regulatory Settlement Agreement between the Parties to those findings.

B.2. The Second Examination Report is attached as Attachment A, and is incorporated into this Agreement by reference as though fully set forth here. The Regulatory Settlement Agreement is attached hereto as Attachment B, and is incorporated by reference as though fully set forth here.

C. Effective Date

The Effective Date of this Closing Agreement shall be the latest date on which this Closing Agreement has been executed by each of the Companies and all five Monitoring Regulators.

D. Recitals and Background

D.1. MEGA is and has been a licensed insurance company domiciled in the State of Oklahoma.

D.2. Mid-West is a licensed insurance company domiciled in the State of Texas. Mid-West was formerly domiciled in the State of Tennessee.

D.3. Chesapeake is and has been a licensed insurance company domiciled in the State of Oklahoma.

D.4. MEGA and Mid-West are subsidiaries of HealthMarkets, Inc. (“HealthMarkets”) (formerly known as UICI), a Delaware corporation, with its principal place of business in North Richland Hills, Texas. Chesapeake is a subsidiary of MEGA. MEGA, Mid-West, and Chesapeake are each bound by any continuing conditions imposed upon them, regardless of their subsidiary status.

D.5. On December 16, 2010, the States of Washington and Alaska issued a call letter to the Companies for a follow-up multi-state examination, pursuant to Section G.4 of the Regulatory Settlement Agreement.

D. 6. The examination was performed by an examination contracting firm, RSM McGladrey, Inc. under the direction of Examiner in Charge Jeffrey Moser of the Washington State Office of the Insurance Commissioner.

D.7. The examination findings are set forth in the Second Examination Report, which was adopted as final on April 16, 2012.

D.8. For purposes of this Closing Agreement, “Signatory Regulator” and “Signatory Regulators” refers to the group comprised of the Monitoring Regulators and the Participating Regulators.

E. Monetary Penalty

E.1. The Companies agree that they are responsible, jointly and severally, to pay a monetary penalty in settlement with each Signatory Regulator of the re-examination findings as described in the Second Examination Report. This is the “Penalty for Failure to Perform” set forth and agreed to by the Parties at Sections E.2, G.1, G.9, and Attachment E of the Regulatory Settlement Agreement. Those Sections set forth the total potential amount of the penalty. Pursuant to Section E.2. of the Regulatory Settlement Agreement, the Monitoring Regulators have agreed that the amount assessed under those sections as a result of the findings in the Second Examination Report is $325,000. This amount is payable within 10 business days of the Effective Date of this Agreement, and the pro rata state allocation is to be calculated as defined in Attachment E of the Regulatory Settlement Agreement.

E.2. Under the Regulatory Settlement Agreement, this Penalty for Failure to Perform is the sole and exclusive remedy provided to the Participating Regulators with regard to non-compliance with the Standards for Performance Measurement, as shown by the results of the Second Examination Report.

F. Other Provisions

F.1. By entering into this Closing Agreement, the Monitoring Regulators and Companies intend to resolve all the findings in the Second Examination Report, including any violations of laws and regulations. The Companies desire to enter into this Closing Agreement in order to resolve this matter without further administrative or regulatory proceedings. By the execution, delivery of this Closing Agreement (and except as necessary to enforce the terms hereof), and payment of the Monetary Penalty set forth in

Section E.1, the Parties hereby conclude and close all proceedings related to the MultiState Market Conduct Examination of the HealthMarkets, Inc. Insurance Companies for the period January 1, 2000 – December 31, 2005. Each Signatory Regulator does hereby release and forever discharge the Companies and all officers, directors, agents and representatives of and from all civil or administrative causes, actions, claims, damages, fines, sanctions, losses, demands, or other liability that the Signatory Regulators could pursue or seek for matters set forth in the Regulatory Settlement Agreement or the Scope of Examination set forth on page 12 of the Second Examination Report, and the findings contained in the Second Examination Report.

F.2. When an issue regarding interpretation of this Closing Agreement applies to more than one jurisdiction, the Signatory Regulators and the Companies agree that Washington law shall govern. When an issue regarding this Closing Agreement is specific to one jurisdiction, the Signatory Regulators and the Companies agree that the particular substantive law of that jurisdiction will be used to interpret, apply and enforce any provision of this Closing Agreement in that jurisdiction. In such case(s), the appropriate forum is in the courts or before the regulatory agency of that particular jurisdiction. Nothing in this Agreement enlarges, diminishes, supersedes or preempts the insurance laws and regulations of any Signatory Regulator’s jurisdiction.

F.3. Nothing in this Closing Agreement confers any rights upon any persons or entities other than the Parties and the Signatory Regulators. Further, the Parties do not intend for this Closing Agreement to have collateral estoppel or res judicata effect in any legal proceeding against the Companies.

F.4. The Companies may not seek or accept, directly or indirectly, indemnification under any insurance policy for any amounts payable under this Closing Agreement.

F.5. This Closing Agreement (including Attachments) sets forth the entire agreement among the Parties with respect to its subject matter and supersedes all prior agreements, arrangements or understandings (whether in written or oral form) between the Companies and the Signatory Regulators.

F.6. Nothing in this Agreement limits the authority of the Signatory Regulators to conduct any regulatory functions, including dealing with specific instances of consumer complaints, licensing changes, or rate and form filings.

F.7. This Agreement may be signed in multiple counterparts. Each will constitute a duplicate original, but taken together, they will constitute one and the same instrument.

THE MEGA LIFE AND HEALTH INSURANCE COMPANY

BY:		DATE
SIGNATURE

ITS:	President and Chief Executive Officer
PRINTED TITLE

I, Kenneth J. Fasola, hereby affirm that I am the President and Chief Executive Officer
PRINTED NAME	PRINTED TITLE

of The MEGA Life and Health Insurance Company and have the authority to execute this Closing Agreement on behalf of that company.

MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE

BY:		DATE
SIGNATURE

ITS:	President and Chief Executive Officer
PRINTED TITLE

I, Kenneth J. Fasola, hereby affirm that I am the President and Chief Executive Officer

PRINTED NAME                                                              PRINTED TITLE

of Mid-West National Life Insurance Company of Tennessee and have the authority to execute this Closing Agreement on behalf of that company.

THE CHESAPEAKE LIFE INSURANCE COMPANY

BY:		DATE
SIGNATURE

ITS:	President and Chief Executive Officer
PRINTED TITLE

I, Kenneth J. Fasola, hereby affirm that I am the President and Chief Executive Officer

PRINTED NAME                                                                          PRINTED TITLE

of The Chesapeake Life Insurance Company and have the authority to execute this Closing Agreement on behalf of that company.

WASHINGTON STATE OFFICE OF THE INSURANCE COMMISSIONER

BY:		DATE
Mike Kreidler
Insurance Commissioner of Washington State

ALASKA DIVISION OF INSURANCE

BY:		DATE
Linda S. Hall
Director, Alaska Division of Insurance

OKLAHOMA INSURANCE DEPARTMENT

BY:		DATE
John D. Doak Insurance Commissioner of the State of Oklahoma

TEXAS DEPARTMENT OF INSURANCE

BY:		DATE
Eleanor Kitzman Commissioner of Insurance of the State of Texas

THE CALIFORNIA DEPARTMENT OF INSURANCE

BY:		DATE
Dave Jones
Insurance Commissioner of the State of California

ATTACHMENT A

Second Examination Report

ATTACHMENT A

MULTI-STATE MARKET CONDUCT EXAMINATION

OF

The MEGA Life and Health Insurance Company

Mid-West National Life Insurance Company of Tennessee

and

The Chesapeake Life Insurance Company

9151 Boulevard 26

North Richland Hills, Texas 76180-5605

EXAMINATION PERIOD

July 1, 2009 through December 31, 2010

Multi-State Examination of MEGA, Mid-West & Chesapeake

Multi-State Examination of MEGA, Mid-West & Chesapeake

March 13, 2012

The Honorable Linda S. Hall CPCU, CIC

Director, Division of Insurance

State of Alaska

Department of Commerce, Community and Economic Development

Robert B Atwood Building

550 West 7th Avenue, Suite 1560

Anchorage, AK 99501-3567

The Honorable Mike Kreidler

Insurance Commissioner

Office of the Insurance Commissioner, State of Washington

5000 Capitol Boulevard

Tumwater, WA 98501

The Honorable Dave Jones

Insurance Commissioner

California Department of Insurance

300 South Spring Street, South Tower

Los Angeles, CA 90013

The Honorable John Doak

Insurance Commissioner

Oklahoma Insurance Department

Five Corporate Plaza

3625 NW 56th, Suite 100

Oklahoma City, OK 73112-4511

The Honorable Eleanor Kitzman

Texas Department of Insurance

P.O. Box 149104

Austin, TX 78714-9104

MEGA, Mid-West & Chesapeake Multi-State Examination Report as of December 31, 2010	Page 12

Multi-State Examination of MEGA, Mid-West & Chesapeake

Subject:	Multi-State Market Conduct Examination of
The MEGA Life and Health Insurance Company
Mid-West National Life Insurance Company of Tennessee
The Chesapeake Life Insurance Company

Dear Director Hall, Commissioners Kreidler, Jones, Doak and Kitzman:

As part of the Regulatory Settlement Agreement (“Agreement”, “RSA”) entered into as of May 29, 2008, a multi-state examination of the market conduct affairs of

The MEGA Life and Health Insurance Company (NAIC #97055)

Mid-West National Life Insurance Company of Tennessee (NAIC #66087)

The Chesapeake Life Insurance Company (NAIC #61832)

has been completed to test the Companies’ compliance with the performance standards listed in the RSA.

This examination was completed on the part of the monitoring states of Alaska, California, Oklahoma, Texas and Washington, and in conjunction with 48 other jurisdictions who signed the Agreement to participate in this process. The examination was performed on behalf of the participating states by the examination contracting firm of RSM McGladrey, Inc.

This report of examination is respectfully submitted.

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CERTIFICATION and ACKNOWLEDGEMENTS

This examination was conducted in accordance with National Association of Insurance Commissioners market conduct examination procedures. This examination was performed under the supervision of the Washington Office of Insurance Commissioner and the Alaska Division of Insurance. The contracting examination firm, RSM McGladrey, Inc., performed this examination under a contractual arrangement with the State of Alaska. Jeffrey Moser, State of Washington, was the Examiner in Charge.

The Examiners wish to express appreciation for the courtesy and cooperation extended by the officers and employees of HealthMarkets, Inc. during the course of this market conduct examination.

We certify that this document is the report of the examination, that we have reviewed this report in conjunction with pertinent examination work papers, that this report meets the provisions for such reports prescribed by all parties, and that this report is true and correct to the best of our knowledge and belief.

Leslie A. Krier, AIE, FLMI
Market Conduct Oversight Manager Office of the Insurance Commissioner
State of Washington

Katie Campbell, FSA, MAAA
Life /Health Actuary
Division of Insurance
State of Alaska

Jeffrey Moser, CIE
Senior Market Conduct Examiner Office of the Insurance Commissioner
State of Washington

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TABLE OF CONTENTS

CERTIFICATION AND ACKNOWLEDGEMENTS	4

INTRODUCTION	6

GLOSSARY	7

SCOPE OF EXAMINATION	12

COMPANY PROFILE	13

REPORT OF EXAMINATION	15

Examination Background	15

Examination Approach	16

RESULTS OF ONSITE TESTING OF RSA STANDARDS	16

APPENDICES	68

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INTRODUCTION

This examination report contains information about the approach, findings, observations and required actions of the subject companies to determine compliance with the Regulatory Settlement Agreement dated May 29, 2008 (RSA) which was the result of findings in the December 20, 2007 Multi-State Market Conduct Examination. The MEGA Life and Health Insurance Company (MEGA), Mid-West National Life Insurance Company of Tennessee (Mid-West) and the Chesapeake Life Insurance Company (Chesapeake), collectively referred to throughout this report as “the Companies”, and which were the subject of this activity, are affiliated with HealthMarkets, Inc., the holding company for these and other business entities. This examination is required by the RSA and authorized by the Lead States, Monitoring States and Participating States (see glossary).

The majority of the examination was performed at the Companies’ office in North Richland Hills, Texas. The Companies provided access to their records, both electronic and paper, including their computer systems. Additionally, the Companies facilitated interviews with certain associates as requested by the Examiners. Interviews with current and former agents were conducted either by telephone or in person.

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GLOSSARY

Term	Acronym	Description

Alliance for Affordable Services	AAS	An association that makes available to their members the Companies’ health and supplemental insurance products through Insphere agents.

Americans for Financial Security	AFS	An association that makes available to their members the Companies’ health and supplemental insurance products through Insphere agents.

The Chesapeake Life Insurance Company	Chesapeake	One of the three insurance entities examined.

Cornerstone America	CSA	One of two sales agencies owned by UICI (HealthMarkets’ former name), which sold Mid-West products.

Department of Insurance	DOI	Insurance Department within each state.

HealthMarkets, Inc	HealthMarkets	The holding company that includes The MEGA Life and Health Insurance Company (MEGA), Mid-West National Life Insurance Company of Tennessee (Mid-West) and The Chesapeake Life Insurance Company (Chesapeake)

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Insphere Insurance Solutions, Inc.	Insphere	An insurance agency subsidiary of HealthMarkets through which the Companies’ products are sold by Insphere agents.

Insphere Agent Services Organization	Insphere ASO or ASO	Insphere Insurance Solutions began formal operation as a sales agency on January 1, 2010. Insphere executive management established Insphere Agency Standards Organization (ASO) to provide oversight and monitoring of agents and field leaders. The Companies delegated the daily agent oversight functions to Insphere ASO and the Field Leaders in reference to business marketed and sold for the Companies.

Lead States	Lead States or WA OIC and AK DOI	Washington Office of Insurance Commissioner and Alaska Division of Insurance

The MEGA Life and Health Insurance Company	MEGA	One of the three insurance entities examined.

Mid-West National Life Insurance Company of Tennessee	Mid-West	One of the three insurance entities examined.

Monitoring States	Monitoring States	Alaska, California, Oklahoma, Texas and Washington.

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National Associations of Self-Employed	NASE	An association that made available to its members the Companies’ health insurance products through UGA/MEGA agents.

Participating States	Participating States	Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, West Virginia, Wisconsin, Wyoming, the District of Columbia, US Virgin Islands, Northern Mariana Islands, Guam, Puerto Rico and American Samoa

Performance Driven Awards, Inc.	PDA	A wholly owned subsidiary of HealthMarkets incorporated in Texas on May 14, 1997. PDA provides services to certain of the independent associations (NASE and AFS) that make available to their members the Companies’ health insurance products, including enrollment of new members. PDA in turn contracts with independent field services representatives to provide such services to the associations. PDA also has an agreement with MEGA for management services, most of which relate to associations. Associations remit commissions to PDA monthly for dues collected in that month and additional incentives paid for new members.

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Regulatory Settlement Agreement	RSA	The agreement entered into by regulators and the Companies on May 29, 2008 based on the findings the Multi-State Market Conduct Examination of The HealthMarkets, Inc. Insurance Companies dated December 20, 2007. The RSA contains the Standards for Performance Measurement.

The Schacht Group and SMART Business Advisory and Consulting, LLC	Schacht or The Schacht Group	Consulting groups hired by the Companies to conduct an independent evaluation as required by Standard 9.2.

Success Driven Awards, Inc.	SDA	A wholly owned subsidiary of HealthMarkets incorporated in Texas on October 31, 2003. SDA provides services to one of the independent associations (Alliance for Affordable Services) that make available to their members the Companies’ health insurance products, including enrollment of new members. SDA in turn contracts with independent field services representatives to provide such services to the association. SDA also has an agreement with Mid-West for management services, most of which relate to associations. The association remits commissions to SDA monthly for dues collected in that month and additional incentive paid for new members.

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Training, Testing, Audit, Complaints & Compliance	TTACC/ACT	The agent training program developed by the Companies. Formal training materials are collectively developed and maintained by the Training Group in the Companies’ Compliance Department. There are versions of TTACC/ACT for each state where it operates that includes generic modules and some state-specific information and/or requirements. Training culminates with a test. All prospective agents are required to pass with an 80% score. It is a multiple-choice test. Manager-level individuals must score a 90% to pass the examination. Annual retesting is required.

United Group Association, Inc.	UGA	One of two sales agencies owned by UICI, Inc (HealthMarkets’ former name), which sold MEGA products.

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SCOPE OF EXAMINATION

In accordance with the RSA the Companies provided semi-annual status reports through December 31, 2009 to support their compliance with each of the 93 RSA standards. The documentation provided by the Companies included semi-annual progress reports prepared by the Companies, and reports and workpapers from their Internal Audit Department (IAD) and outside consultant hired by the Companies, The Schacht Group. After review in early 2010 by the Monitoring States of the materials provided by the Companies, it was determined that 45 of the 93 standards were satisfactorily completed. Of the remaining standards, the Monitoring States determined that 3 of the standards failed and there was insufficient information to make a determination for 45 standards. The scope of this examination was limited to these 48 Standards for which the Companies either failed or did not provide sufficient evidence to show compliance with the RSA. The Monitoring States identified the following areas within the RSA that required further review and analysis:

1.	Agent Training

2.	Agent Oversight

3.	Claims Handling

5.	Identification of Company

6.	Transparent Relationships With Associations

7.	Complaints and Grievances

8.	Cancellation , Non-Renewal and Discontinuance Notices

10.	Separate Financial Information For PDA and SDA

11.	Accounting Support For Treatment of Agents Stock Benefit Match

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COMPANY PROFILE

HealthMarkets, Inc., a Delaware corporation incorporated in 1984, is a holding company, the principal asset of which is its investment in its wholly owned subsidiary, HealthMarkets, LLC. HealthMarkets, LLC’s principal assets are its investments in its separate operating subsidiaries, including its regulated insurance subsidiaries. HealthMarkets conducts its insurance underwriting businesses through its indirect wholly owned insurance company subsidiaries, MEGA, Mid-West and Chesapeake, and conducts its insurance distribution business through its indirect insurance agency subsidiary, Insphere Insurance Solutions, Inc. (“Insphere”)

Through the insurance subsidiaries, HealthMarkets, LLC primarily issues health insurance policies and supplemental products. At the time of the examination, MEGA is an insurance company domiciled in Oklahoma which is licensed to issue health, life and annuity insurance policies in the District of Columbia and all states except New York. Mid-West is an insurance company domiciled in Texas which is licensed to issue health, life and annuity insurance policies in Puerto Rico, the District of Columbia, and all states except Maine, New Hampshire, New York and Vermont. Chesapeake is an insurance company domiciled in Oklahoma which is licensed to issue health and life insurance policies in the District of Columbia and all states except New Jersey, New York and Vermont.

During the review period, HealthMarkets created Insphere, a new entity within the holding company group. The Companies transferred agent recruiting, training and day-to-day agent oversight to Insphere. The Companies retained general oversight for agent activities for agents appointed to represent the Companies. Insphere is a full service agency operation selling both the Companies’ products and other company products in all lines of life and health insurance. Over this same period, the Companies phased out UGA, CSA, PDA and SDA.

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As of July 1, 2008, the Companies offered indemnity and PPO health insurance products to individual or self-employed individuals in 43 states and the District of Columbia. In 2010 the Companies reassessed and began reducing sales of indemnity and PPO products and began concentrating on the sales of supplemental health and disability products. At the time of this examination (February, 2011), the Companies only offered health benefit plans in the individual market in five states (AZ, ID, NH, ME and OR) and supplemental health insurance plans in 43 states and the District of Columbia.

In order to purchase the Companies’ health or supplemental products, membership in one of the aligned associations was required in those states in which association group coverage was offered. During the Examination period, association group coverage was offered in the majority of the states. For MEGA products, the aligned association was the National Association for the Self-Employed (NASE) and Americans for Financial Security (AFS). For Mid-West, the association was the Alliance for Affordable Services (AAS). In 2009, MEGA stopped working with NASE but the relationships with AFS and AAS remained in force. As the Companies prepared to transition their agents to Insphere in 2009, all agents whether UGA or CSA could sell MEGA, Mid-West or Chesapeake products if the agent was licensed and appointed to sell the product.

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REPORT OF EXAMINATION

Examination Background

The RSA established that the Companies needed to meet the requirements of each standard detailed in the RSA by December 31, 2009. The RSA required the Companies provide semi-annual reports to the Monitoring States detailing the Companies’ progress towards meeting the December 31, 2009 deadline for the following time periods:

•	January 1, 2008 through June 30, 2008

•	July 1, 2008 through December 31, 2008

•	January 1, 2009 through June 30, 2009

•	July 1, 2009 through December 31, 2009

The Companies provided these semi-annual reports timely and included the necessary details to track the Companies’ progress toward meeting the performance standards by the end of the RSA period. On each of the semi-annual reports, the Companies reported their progress on each standard. During this time, the Companies hired The Schacht Group and engaged the IAD to review progress on the standards and advise the Companies about their progress on the standards. This assessment passed the Companies on all 93 RSA standards. The Companies shared the report and the workpapers with the Monitoring States.

The Monitoring States reviewed the Companies’ IAD and The Schacht Group workpapers for the 93 RSA Standards. Upon review of the workpaper documentation, the Monitoring States determined that 45 Standards required additional documentation to determine compliance, 3 Standards failed during initial RSA Reporting Period and 45 Standards passed and did not require further testing. The Monitoring States felt that an examination to make a final pass or fail determination on the 45 standards in question and the 3 failed standards was appropriate.

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Examination Approach

The examination was performed in accordance with the State of Alaska’s examination procedures.

A detailed workplan was established to ensure that each RSA standard was addressed. The workplan was shared with the Companies.

Since the Companies stated they met the Standards on various dates, the examination period for testing compliance with each Standard may differ. In some instances, the Companies stated they were not in compliance with some RSA Standards until the day of the December 31, 2009 deadline and therefore agreed it was necessary to include the year 2010 in the examination period in order to assess compliance. The examination review period for each Standard is stated in the testing results, below.

RESULTS OF ONSITE TESTING OF RSA STANDARDS

The Examiners performed testing to validate the Companies’ compliance with the Standards set forth in the RSA. According to the RSA, the “Tolerance” for each Standard was either “Pass/Fail” or a stated percentage of the population tested.

The RSA Standards were tested to determine the Companies’ compliance with the Standards for Performance Measurement stated in the RSA. As applicable, the Examiners selected samples based on the date the Companies indicated they had achieved compliance with the Standard.

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1. Agent Training

The Examiners reviewed both the Companies’ and Insphere’s policies and procedures to determine compliance with the RSA Standards of this section. In addition, samples of 3 different groups of agents were selected and tested. The 3 groups of agents included agents contracted by the Companies after July 1, 2009 but remained with the Companies less than one year (New Agents Less Than 1 Year), agents contracted by the Companies after July 1, 2009 and remained with the Companies more than one year (New Agents More Than 1 Year) and agents contracted by the Companies as of July 1, 2009 and remained with the Companies more than one year (Tenured Agents). The testing examined the Companies’ methods for training, testing and appointing agents at various points based on the applicable Standards. The Companies’ process to allow only appointed agents to submit business was also tested under a separate sample.

Although not the direct subject of the examination, the Examiners would like to make a comment about updating of training materials. While looking at the materials provided by the Companies, the Examiners note that in 2010, the Companies delegated responsibility for updating the training materials to Insphere. Insphere’s policy states that only major changes require approval from a carrier, and minor changes do not require approval. It does not appear that the terms “major” and “minor” changes have been defined anywhere. It is the opinion of the Examiners that The Companies should require prior approval before any changes are made to the training materials in order to assure that The Companies’ positions are properly conveyed.

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The table below summarizes the Agent Training review results:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non Compliance	Overall Testing Results
1.A.1	5,373	64	0	0.0%	Pass
1.A.2	N/A	N/A	0	0.0%	Pass
1.A.3	5,373	64	1	1.56%	Fail
1.B.2	367	64	0	0.0%	Pass
1.B.3	1,787	64	6	9.38%	Pass
1.C.2	1,787	64	0	0.0%	Pass
1.D.2	N/A	N/A	0	0.0%	Pass
1.D.3	5,373	64	1	1.56%	Pass
1.D.4	95,055	119	0	0.0%	Pass
1.D.5	N/A	N/A	0	0.0%	Pass
1.D.7	1,787	64	3	4.68%	Pass
1.E.1	N/A	N/A	0	0.0%	Pass
1.E.2	N/A	N/A	0	0.0%	Pass
1.E.7	100	30	0	0.0%	Pass
1.F.1	N/A	N/A	0	0.0%	Pass
1.G.1	N/A	N/A	0	0.0%	Pass

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RSA Standard 1.A.1: The Companies have a written curriculum for new agents, which is standardized so that each agent receives the training as defined in 1.A.2.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2009 through December 31, 2009. The Examiners were provided with the Companies’ policies and procedures regarding new agent training. In order to better understand the Companies’ policies and procedures, the Examiners conducted interviews with the Companies’ Sales Compliance Manager, the Insphere Product Training Manager and current and former agents. The training curriculum includes the following topics:

1.	Completing paperwork correctly

2.	Advertising Guidelines

3.	Telemarketing Requirements

4.	Using the brochure when presenting the product/product review

5.	Agent Standards

6.	Underwriting

7.	Servicing the Sale

8.	Marketing Guidelines

9.	Ethics/Unfair Trade Practices

10.	Review of Compliance Advisor

11.	HIPAA and HIPAA Eligible Individuals

12.	Reviewing ACT Modules

The Examiners reviewed the policies and procedures for completeness and standardization to determine whether each agent would be required to complete the same training. The training was subject to audits by HealthMarkets Sales Compliance in 2009 and Insphere Product Training beginning in 2010.

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Testing was conducted on a sample of 64 new agents to determine whether the standardized curriculum is being administered to all agents. Of the 64 new agents tested, file documentation to support that the agent had taken the required training was missing for 4 agents. The Companies later provided affidavits from each of these agents stating that the agent completed the required training. While the Companies have a standardized written curriculum, testing of the new agent sample revealed that training and training procedures were not documented consistently.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.A.2: Standard curriculum for new agent training includes:

•	Information specific to applicable states or U.S. territories;

•	Overview of the health insurance industry;

•	Basics of health insurance policies;

•	Sales presentation standards;

•	Fundamentals of health insurance policy provisions, including statements of coverage, deductibles, co-pays, co-insurance, exclusions and cancellation;

•	Business Ethics;

•	Legal requirements regarding disclosures, application completion, and signatures; and

•	Legal and ethical requirements for truth and fair dealing in sales of health insurance.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2009 through December 31, 2009. The Examiners reviewed the Companies’ Agent Training Policies and Procedures. The standardized curriculum included as part of the Agent Training Policies and Procedures, does include the topics required in this Standard. In addition, the Companies provided copies of the training modules used by the trainers, which include all of the above topics including the cancellations module. However, the cancellations module only includes limited information which the Examiners believe should be enhanced.

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Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.A.3: The Companies do not appoint recruits as agents until they have passed the Companies’ Training, Testing, Audit, Complaints, and Compliance (“TTACC”) testing and met state licensing requirements. TTACC, as used in these Standards for Performance Measurement, means the program as described in the Report and in the Companies Response to the Report, as well as subsequent modifications made to meet the provisions of this Agreement.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. In conjunction with Standard 1.A.1, the Examiners reviewed the Companies’ Agent Training Policies and Procedures. Testing was conducted on a sample of 64 new agents to determine whether the Companies are appointing recruits as agents prior to completion of TTACC/ACT testing and passing state licensure exams. Of the 64 new agents tested, 1 of the agents did not have the documentation to show that the agent completed TTACC/ACT prior to their appointment.

The Companies also have a process to override the TTACC/ACT requirements when appointing new agents. According to the policies and procedures, for all instances where an override code is manually entered, the agent appointment date should be after the date the test was passed. The Examiners obtained a list of all instances where an override code was used from July 1, 2009 through December 31, 2010. A total of 66 overrides were done during the period. A judgmental sample of 25 agents where overrides were used was selected by the Examiners. Testing was conducted on the 25 agents to determine if the override transaction was processed according to procedures.

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The Examiners found that the Companies do have controls in place regarding the appointment of recruits using the override process. During the period under review, override authority was only granted to a few select employees. These employees had to obtain management approval before processing the override. The system that tracks TTACC/ACT activities doesn’t maintain the override code, so the Companies keep a manual override log.

The Companies have a policy and procedure in effect which requires recruits to pass the TTACC/ACT test prior to being appointed as an agent with the respective Company but testing of the new agent sample revealed that all agents were not required to complete that test prior to being appointed. Based upon the Examiners’ review of the information provided by the Companies, there was 1 instance out of 64 in which an agent did not complete the TTACC/ACT Exam.

Finding: The Companies do not appear to be in compliance with the terms of this Standard.

RSA Standard 1.B.2: For the remainder of the calendar year in which an agent initially passes TTACC testing, each agent is required to attend up to three additional training sessions to be chosen from those offered by his or her Division Office.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. In conjunction with Standard 1.A.1, the Examiners reviewed the Companies’ Agent Training Policies and Procedures. The Companies’ policy and procedure states that agents will be required to attend training sessions for the remainder of the calendar year in which he/she initially passes TTACC/ACT based on the following schedule:

•	Appointed less than one trimester (4 months or less) – no additional trainings required;

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•	Appointed at least one trimester but less than two (5 to 8 months) – one additional training required;

•	Appointed two trimesters but less than three (9-12 months) – two additional trainings required;

•	Appointed and active for the full calendar year – three additional trainings required.

Testing was conducted on a sample of 64 new agents appointed with MEGA, Midwest or Chesapeake since July 1, 2009 and with their respective company for more than one year. To determine whether the agents attended the required training sessions, the Examiners reviewed the training transcript for each agent in the sample. Of the 64 new agents tested, all agents took the required trainings based on the schedule above.

The Companies have a policy and procedure in effect which requires agents to attend additional training sessions in the year in which they are appointed with their respective company.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.B.3: For every full calendar year after the year in which an agent initially passes TTACC testing, the Companies require all agents to attend at least three training sessions including at least one product training and one compliance/ethics training annually.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Examiners reviewed the Companies’ Training Materials Procedure and the Continuing Agent Product Training Program both dated July 15, 2009. Training material updated since July 15, 2009 was requested from the Companies and the additional documentation indicates that updates were made throughout 2010.

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All agent TTACC/ACT exams are loaded into a system purchased from NetExam, a testing vendor. This process is overseen by Insphere. In August 2010 an error was made by NetExam in loading the exam for Chesapeake supplemental coverages. The result was that the priority of the exam was listed as “none” instead of “Must Pass Exam”, and on the system the agents pass when they actually had not. When this was discovered, Insphere conducted an audit of all agents and Field Leaders who completed the Supplemental Chesapeake Exam from August 1, 2010 to February 2, 2011, to ensure the required thresholds (80% for an agent and 90% for Field Leaders) were met. Steps were taken to have the agents and Field Leaders affected re-take the exams. As a result of this issue being discovered, the Companies required NetExam to default all exams to “Must Pass Exam” as a standard practice.

The Companies have a procedure in effect which requires agents to attend three additional training sessions for every full calendar year after the year in which an agent initially passes TTACC/ACT testing (which is the year in which they are appointed with their respective Company.)

To determine if the Companies adhered to this procedure, the examiners tested a sample of 64 tenured agents appointed with MEGA, Midwest or Chesapeake prior to July 1, 2009 and with their respective Company for more than one year. The Examiners reviewed the training transcript for each agent in the sample. Of the 64 tenured agents tested, 6 did not take the required trainings. The Examiners found:

•	Three instances in which the agent did not complete a compliance training

•	One instance in which the agent did not complete a product training

•	Two instances in which the agent did not complete a third training or a fraction of the training regarding terminated agents.

The Examiners’ review of the training transcripts also identified an agent who had not completed the required product training for the agent’s state of residence. He had competed training in a neighboring state in which he was appointed. This agent was not included in the 6 agents identified above.

The Companies are reminded to pay attention to training needs of their agents who are licensed in multiple jurisdictions. Each agent is responsible to know the unique product features and laws pertinent to each jurisdiction in which the agent is selling.

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Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.C.2: The Companies require all agents to pass annual testing (based on the agent’s TTACC anniversary date) in order to retain their appointments. This testing is updated to reflect new information implemented since their most recent TTACC testing.

The Companies reported meeting this Standard as of December 31, 2008. The examination review period was January 1, 2009 through December 31, 2009. In conjunction with Standard 1.B.3, the Examiners reviewed the Companies’ Agent Training Policies and Procedures. Testing was conducted on a sample of 64 tenured agents appointed with MEGA, Midwest or Chesapeake prior to July 1, 2009 and with their respective Company for more than one year. To determine whether the agents passed annual testing in order to retain their appointments, the Examiners reviewed the training transcript for each agent in the sample.

The Companies have a policy and procedure in effect which requires agents to pass an annual TTACC/ACT test to retain their appointment.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.D.2: The training program is reviewed at least annually and updated as needed. Updates are made more frequently if applicable laws or the Companies’ procedures require.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Companies define the training program as information including but not limited to agent certification, training, testing, survey materials, compliance and product training materials. During the quarterly reporting to the monitoring states, the Companies indicated that not every training item was being reviewed by the Agent Training Oversight Committee (ATOC) as the purpose of this standard in the Companies’ view was to review the “training program” as defined above. The Companies advised the Examiners that since ATOC is a committee there are no policies and procedures for ATOC. Such information is embedded in the ATOC Charter.

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The Companies provided information to the Examiners which stated that form changes, new and revised laws, often do not result in changes to agent training and testing because the training and testing material is at a level that is not granular but instead conceptual. As such, testing of this Standard included reviewing the training program review documentation to ensure that regulatory changes were covered. The Examiners reviewed the ATOC meeting minutes for the period July 1, 2009 through December 31, 2010.

In summary, it is clear that the ATOC does review the training program on an annual basis via quarterly meetings. Information regarding training materials, exam questions, brochures, BCP trainings, and testing mechanisms is discussed by this group as reflected in the meeting minutes.

Finding: The Companies appear to be in compliance with the terms of the Standard.

RSA Standard 1.D.3: Agents are required to pass testing on each product before the agents may sell that product.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2009 through December 31, 2009. In conjunction with Standard 1.A.1, the Examiners reviewed the Companies’ Agent Training Policies and Procedures. Testing was conducted on a sample of 64 new agents to determine whether the Companies are appointing recruits as agents prior to completion of TTACC/ACT testing and passing state licensure exams. Of the new agents tested, 1 of the agents had not passed the TTACC/ACT test prior to their appointment.

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The Companies have a policy and procedure in effect which requires agents to pass the product test prior to selling that Company offered product, however, the testing of the new agent sample revealed that all agents are not required to complete that test prior to selling that product. However, the error rate is below the threshold of 10% as stated in the RSA.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.D.4: Inappropriately submitted applications are rejected and not underwritten.

The Companies reported meeting this Standard as of December 31, 2008. The examination review period was January 1, 2009 through December 31, 2009. The Examiners were provided and reviewed the Companies’ Underwriting Policies and Procedures. New business testing was conducted to determine if applications for a new insurance policy were appropriately accepted by the Companies. A cancellation population comprised of 95,055 MEGA, Mid-West and Chesapeake new business policies were provided by the Companies for the period January 1, 2010 through December 31, 2010. There was one sample of 119 new business policies selected which included MEGA, Midwest and Chesapeake claims. The sample was weighted based on each Company’s claim population. No exceptions were found during the testing.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.D.5: Trainees are asked to provide written or on-line evaluations of the training programs and the trainer(s).

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners found that trainees are requested to complete surveys at the end of trainings. The surveys are optional and are not required. The Companies indicated that the surveys are housed on ALMS - NetExam and the agents are asked to complete the survey during the electronic testing process.

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Finding: The Companies appear to be in compliance with the terms of the Standard.

RSA Standard 1.D.7: As part of the agent appointment process, and thereafter each calendar year, the Companies require that all agents acknowledge in writing or electronically that they have read and agreed to abide by the Code of Ethics and Professional Responsibility for agents.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. In conjunction with Standard 1.A.1, the Examiners reviewed the Companies’ Agent Training Policies and Procedures and in conjunction with Standard 1.B.3, the Examiners reviewed the Continuing Agent Product Training Program. These programs require that all agents, both new and tenured, must acknowledge electronically that they have read and abide by the Code of Ethics and Professional Responsibility policy. The Companies’ Sales Compliance team reviews agent records for this documentation annually.

Testing was conducted on a sample of 64 tenured agents appointed with MEGA, Midwest or Chesapeake prior to July 1, 2009 and with their respective Company for more than one year. Testing included determining whether the agents took annual testing and if so would have needed to acknowledge the Code of Ethics and Professional Responsibility statement. Of the 64 tenured agents tested, 3 did not complete the required annual test.

The Companies have a policy and procedure in place where all agents (new and annually upon recertification) acknowledge electronically that they have read and agreed to abide by the Code of Ethics and Professional Responsibility for agents. Testing of the tenured agent sample revealed that all agents did not complete annual exams. However, the error rate is below the threshold of 10% as stated in the RSA.

Finding: The Companies appear to be in Compliance with the terms of this Standard.

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RSA Standard 1.E.1: Annually, the Companies’ Compliance, Sales, Training and Operations departments evaluate the Companies’ agent training program for course content (including new legislative or regulatory mandates), delivery and testing medium, and other feedback or information available to the Companies (including from trainee evaluations, complaints, field management, or Customer surveys); and thereafter, recommends improvements to the program.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. In order to satisfy the terms of this Standard, the Examiners found that the Companies created a committee called the Agent Training and Oversight Committee (ATOC) to evaluate the course content. A review of ATOC’s minutes alone does not meet the requirements of this standard because the minutes do not include other feedback such as customer surveys, complaints, and field management. The Examiners were also provided quarterly meeting minutes titled “Listening to the Customer “(L2C) which included details about customer feedback, complaints and field management reviews. When both the L2C minutes and the ATOC minutes are evaluated collectively, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 1.E.2: A team of Senior management, including the Companies’ Sales; Training; and Operations departments and the Chief Compliance Officer (“CCO”) meet quarterly to discuss agent testing results and other feedback available to the Companies (including complaints or Customer survey information). This team recommends changes as a result of the feedback.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners found that the L2C Committee is comprised of senior managers as required by the standard. The L2C receives information regarding the customer experience in order to address any issues including agent training and testing. In summary, the committee does meet to discuss agent training and testing results and other feedback such as complaints, customer surveys, cancelled customer surveys.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.E.7: Each calendar year, the Companies require that trainers, including Field Leaders involved in training receive refresher instructions on training techniques.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. A random sample of 30 Field Leaders was selected for review in order to determine if the annual refresher training requirement was met. 22 Field Leaders received refresher training and the remaining 8 were no longer responsible for training and therefore not required to take the refresher course.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 1.F.1: The Companies review Customer complaints and Benefit Confirmations Program (“BCP”) data at least quarterly to determine whether Customers understand the provisions of their policies, and to recommend necessary changes to agent training and point of sale materials.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners found that the results of the quarterly Assessment of Understanding (AOU) were discussed during the quarterly L2C meetings as reflected in the quarterly meeting minutes. The meeting minutes do reflect the review of complaints and BCP Assessments. Additionally, L2C minutes state that in certain situations the L2C has made recommendations regarding agent training and POS materials. Such information is presented and discussed quarterly and results are monitored accordingly.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 1.G.1: The Companies utilize a standard, written BCP training program with content that is consistent with agent training on currently marketed products and new products.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2009 through December 31, 2009. According to the documentation provided by the Companies, new BCP employees receive training that is similar to the training that is provided to new sales agents, and is typically provided by the same trainers (National Product Trainers). The difference in the BCP training and the agent training is that BCP training does not include information on:

•	Sales techniques;

•	Closing the sale;

•	The history of health insurance; and

•	Other topics related to the point of sale.

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However, the BCP training does provide a more extensive view of the Companies’ products because the BCP representatives deal with all products in all states. As such, the training involves products for all three Companies in all states and different state requirements are introduced separately. The differences between the BCP and agent training programs are reasonable.

Finding: The Companies appear to be in compliance with the terms of this Standard.

2. Agent Oversight

The Examiners reviewed both the Companies’ and Insphere’s policies and procedures to determine compliance with the RSA Standards of this section. Testing the Companies’ oversight involved reviewing minutes for various committee meetings, reviewing agent disciplinary logs, selecting samples and testing for expeditious handling of proven serious agent misconduct, selecting samples and testing the field agent training audits, reviewing and testing the Companies’ methods for maintaining an updated Point of Sale (POS) materials list, reviewing and testing the Companies’ trend analysis documentation.

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The table below summarizes the Agent Oversight review results:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
2.A.4	14	14	2	14.28%	Fail
2.B.1	10,178	6	0	0.0%	Pass
2.B.2	N/A	N/A	0	0.0%	Pass
2.B.3	21	21	21	100%	Fail
2.C.2	20,516	28	0	0.0%	Pass
2.C.4	N/A	N/A	0	0.0%	Pass
2.C.5	N/A	N/A	0	0.0%	Pass
2.C.6	N/A	N/A	1	100%	Fail
2.C.7	N/A	N/A	N/A	N/A%	N/A
2.D.2	909	909	0	0.0%	Pass
2.E.2	See detail under RSA Standard 2.A.4.
2.E.3	3,588	64	0	0.0%	Pass
2.F.1	44	44	0	0.0%	Pass

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RSA Standard 2.A.4: Proven serious agent misconduct is dealt with expeditiously when known to the Companies.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners identified and reviewed the Companies’ policies and procedures contained in the Schacht and Internal Audit workpapers which pertained to the Companies handling of proven agent misconduct. The documentation provided indicates that agent misconduct is reviewed by Health Markets Sales Compliance to determine appropriate Agent discipline. The Companies Agent Due Diligence & Progressive Discipline Policy outlines the course of action to deal with disciplinary actions. Actions to be taken based on this policy include retraining, discipline, or termination as appropriate. Sales Compliance provides a report to the Sales Practices Review Team (SPRT) each month with a list of all recommended agent disciplinary actions per the Agent Due Diligence & Progressive Discipline Policy. The report is reviewed in the monthly SPRT meeting to confirm that proper disciplinary actions are taken in response to agent sales practices. After Sales Compliance and /or SPRT determine a course of action for an Agent, Sales Compliance prepares the appropriate notification form outlining the agent misconduct and discipline and informing the agent of their right to appeal. Sales Compliance sends the Notice to Insphere Agency Standards Organization (ASO) for delivery to the Agent and the Field Leaders or Sales Compliance may send the notice directly to the agent.

Per documentation provided by the Companies, Insphere ASO ensures that discipline is carried out timely and according to the Insphere or HealthMarkets Due Diligence & Progressive Discipline Policy. Insphere ASO maintains a database which includes all carrier complaints and Insphere ASO investigations of agent conduct/sales practice issues, progressive discipline, agent development conferences, agent training sessions and corrective action plans. Insphere ASO also provides HealthMarkets Sales Compliance with a monthly report of Agent oversight activity.

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The Examiners requested copies of all documentation pertaining to the 13 instances of serious agent misconduct identified by the Companies in 2009 and the 5 instances of serious agent misconduct identified by the Companies in 2010. Of the 13 serious agent misconduct cases in 2009, three of the cases were from MA and therefore excluded. The Companies provided documentation for the remaining 15 cases. Of the 15 cases reviewed, the Examiners determined that 1 case was not proven agent misconduct. Therefore, of the 14 remaining cases, the Examiners determined that 2 cases were not handled expeditiously.

In the first case, a complaint was received on June 17, 2009 alleging that the consumer did not apply for dental and vision properties. However, the Companies did not review the application until September 1, 2009. At that time the Companies discovered signature disparities and began the process of terminating the agent.

In the second case, the complaint was received May 11, 2009. In the Agent Statement provided on May 12, 2009, the agent stated that she had obtained a copy of the applicant’s medical records. While at the time the Companies considered this as serious agent misconduct, it was not addressed by the Companies SPRT until August 20, 2009. Furthermore, the agent was not terminated until October 5, 2009, when the medical records were returned.

Also, testing done in conjunction with Standard 7.A.1 revealed that 5 of the 192 complaints reviewed pertained to instances of potential serious agent misconduct. The Examiners noted that none of these instances were “confirmed” and independently validated this classification by the Companies through review of the documentation provided. Since none of the 5 instances were “confirmed” the agents were not subject to the Companies’ progressive discipline policy for confirmed complaints. Per the Companies’ policy, agents with unconfirmed complaints are subject to the discipline policy either when there is a trend of unconfirmed complaints or if there is an additional unconfirmed complaint on the same trend and the application is written after the date of the first disciplinary action. As such, testing to confirm if agent misconduct was handled expeditiously was not performed for these 5 instances.

Finding: The Companies do not appear to be in compliance with the terms of the Standard.

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RSA Standard 2.B.1: The Companies test their agents in a monitored and proctored environment in field offices under the supervision of the Division Leader or designee to ensure that no notes, brochures or other reference materials are available to the agent. The test is conducted on-line and is initiated by the monitoring Division Leader or designee.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners selected a judgmental sample of 12 agents, six former and six active, with whom to conduct interviews in order to determine if the Companies test their agents in a monitored and proctored environment. Of the 12 agents sampled, the Examiners interviewed six agents (three former and three active) due to the availability of the agents. Each of the individuals interviewed was asked if the Companies conduct their testing of agents in a proctored environment where no notes, brochures or other reference materials are available to the agent. During the interviews of an active agent and a former agent, it was noted by each that brochures and other reference tools were permitted to be used during TTACC/ACT testing conducted in their field offices. However, following the interview the active agent recanted his statement citing a misunderstanding of the questions posed and we were unable to confirm the information provided by the former agent.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 2.B.2: The testing program is designed to demonstrate the agents’ ability to:

•	Answer Customers’ most frequently asked questions;

•	Explain what is covered by the policy;

•	Explain what is excluded from the policy;

•	Outline the types of expenses the Customer can expect to pay out of pocket (deductible, co-insurance, co-pays, etc.);

•	Describe the Customer population(s) for whom this product is appropriate;

•	Describe the Customer population(s) for whom this product is NOT appropriate;

•	Describe the relationship between the Companies and the association and whether association membership is required for purchase or maintenance of coverage under the product; and

•	Know the Companies’ requirements for a point of sale presentation of this product (for example, leaving a detailed product brochure with the Customer, use of the association disclosure form).

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Companies provided the Examiners with a population of 23,113 questions used by the Companies in their testing program for 2008, 2009 and 2010. The Examiners did a key word search of the entire population to determine if the questions included all the requirements of this Standard. The Examiners review of the entire population did reveal that the questions do include all the requirements included in this Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 2.B.3: The Companies conduct annual in-person reviews of the Field Leaders’ presentations of health insurance agent training as part of the TTACC audit program.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners reviewed the Companies’ policy and procedures – Field Compliance Audit Policy and Procedures. The Examiners requested audit reports for 24 Field Leaders. Of the 24 Field Leader training audits requested, three were not in scope and excluded from the review — one was a Massachusetts Field Leader and two were not audited since they left the Companies prior to the end of the 2009 audit year of July 1, 2009 through June 30, 2010. Examiners tested 21 Field Leader training audit reports. Of the 21 Field Leader training audit reports (Field Audit Checklists) reviewed, Examiners made the following observations:

Seven of the 21 audit reports reviewed indicated the trainings audited were “mock trainings” where no agents were in attendance. In such instances, the training is presented to the auditor for the sole purpose of being audited;

21 of the 21 audit reports on presentations conducted indicated a substantial portion of the training elements pertaining to TTACC/ACT (Training Element #4 in the Field Audit Checklists) were not observed in-person by the auditors. The table below shows the percentage of TTACC/ACT Training Elements observed in-person by the auditor and the number of presentations associated with that percentage:

PERCENTAGE OF TTACC/ACT TRAINING ELEMENTS REVIEWED IN-PERSON	NUMBER OF SAMPLE AUDITS
1-10%	6
10.1-20%	8
20.1-30%	1
30.1-40%	2
40.1-50%	4
51.1-100%	0

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On average, 20% of the training elements pertaining to TTACC/ACT were observed by the auditors. 80% of the TTACC/ACT Training Elements were not observed in-person as required by the Standard; the auditor noted them as observed on the training agenda, reflected in an interview of the trainer or not evidenced. On this basis, the Companies are not conducting annual in-person reviews of the Field Leaders’ training presentations of health insurance agent training as part of the TTACC/ACT audit program.

Finding: The Companies do not appear to be in compliance with the terms of this Standard.

RSA Standard 2.C.2: When issues relating to agent conduct are identified through the BCP calls, those agent issues are investigated by the Companies.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners were provided and reviewed the Companies’ BCP Policies and Procedures. The BCP testing was conducted to determine if issues arising during BCP calls were appropriately handled by the Companies. A BCP population comprised of 20,516 MEGA, Mid-West and Chesapeake calls was provided by the Companies for the period January 1, 2010 through December 31, 2010. There was one sample of 64 BCP calls selected which included MEGA, Midwest and Chesapeake calls. The sample was weighted based on each Company’s BCP population. No exceptions were found during the testing. In addition, the Examiners tested a judgmental sample of 28 BCP audits to determine the reliability of the audit process. The audit process appeared adequate and no exceptions were found.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 2.C.4: Procedures are in place for appropriate response to problems identified through the agent monitoring program, including retraining, discipline, or termination of the agent or field leadership, as appropriate.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners reviewed written policies and procedures in effect during the examination period to determine if they set forth an appropriate response to problems identified through the agent monitoring program, including retraining, discipline, or termination of the agent or field leadership, as appropriate. Problems identified through the agent monitoring program are submitted to and reviewed by the SPRT committee. Corrective action noted in SPRT Disciplinary Action Log included: agent retraining, written warning, termination for cause.

Written procedures are in place for appropriate response to confirmed complaints, use of unapproved advertising, fraud, forgery, violation of federal, state or local laws and violation of the Companies’ policy. However, the Examiners note that the Companies’ Agent Due Process and Progressive Discipline Policy, effective March 10, 2010, does not define the number of unconfirmed complaints that constitute a “trend.” The policy establishes disciplinary action for a “trend of unconfirmed complaints” and further disciplinary action if “additional unconfirmed complaints on the same trend” are received but it neither defines how many complaints constitute a “trend” before the disciplinary action is to be carried out, nor establishes a time frame for receipt of such complaints. Further, the policy does not establish how many complaints “on the same trend” should be received before carrying out additional disciplinary action. The absence of such parameters allows an agent with an excessive number of unconfirmed complaints to continue to place business without the necessary oversight or disciplinary action.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 2.C.5: As problems are identified through the agent monitoring program, they are resolved, as appropriate, including retraining, discipline, or termination of the agent or field leadership.

The Companies reported this Standard as met as of December 31, 2009. In order to determine compliance, the examiners reviewed materials from January 1, 2010 through December 31, 2010. As part of the review, the Companies provided written policies and procedures in effect during 2010. These materials covered how the Companies are to respond to problems identified through the agent monitoring program. Agent conduct issues identified through agent monitoring program are submitted to and reviewed by the SPRT committee. It appears that the Companies’ process does not define what activity level constitutes a “trend”. It appears to be that action levels are subjective on the part of both the area responsible for referring cases to the SPRT Committee, and for action by the SPRT Committee. Since the intention of this standard was to establish an objective process, this is problematic.

This standard required the Companies to identify and resolve trends of noncompliance. The Companies did pass this standard and no violations were found. However, the Companies were unable to demonstrate that they had even defined “trend” so as to be able to identify one. As noted in Section 2.C.7, the Examiners did give the Companies credit for having identified and resolved some trends at the agent level, but this “know it when you see it” approach is not good practice. Such a weak process is likely to result in uneven application across the Companies and missed trends. Within the SPRT meeting minutes, the Examiners’ did note that due dates assigned to agent specific action items were inconsistent throughout the exam period. While all agent-specific disciplinary items (e.g. warning letter, retraining etc) shared the same “Date Due” in a particular month, the time allotted to implement an approved and agreed upon disciplinary action varied from month to month. On average, due dates were set 11 days from the date of the meeting, with timeframes between 4 and 20 days noted. In addition, the Examiners’ noted that with the exception of the July 2009 meeting minutes, the SPRT agenda did not include a status update on the outstanding approved agent specific disciplinary actions to be taken. Based upon the review of the SPRT minutes alone, the Examiners could not conclude as to whether cases of serious agent misconduct were handled expeditiously.

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As the Companies have an agent monitoring process to identify problems which are resolved, as appropriate, including retraining, discipline, or termination of the agent or field leadership, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 2.C.6: The Companies review logged complaints quarterly to determine trends such as misunderstandings about product features, processing concerns; benefit dissatisfaction, and failure of agents to provide sufficient information to Customers.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners requested and reviewed all new or revised versions of such policies and procedures noted that were in effect for the period July 1, 2009 through December 31, 2010. In addition, the Examiners also requested additional information based upon their review of the IAD workpapers and The Schacht Group workpaper files.

The Examiners’ review of the Companies’ provided documentation showed that the Companies had a process in place throughout the exam period to identify individual agent complaint trends (e.g. misunderstandings about product features or failure of agents to provide sufficient information to Customers etc.). Specifically, the Companies reviewed an agent’s complaint history in conjunction with the receipt of a complaint to determine whether a complaint trend existed for that particular agent. Agents with identified complaint trends were disciplined in accordance with the Companies’ Agent Due Process and Progressive Discipline Policy.

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The Examiners found that the Companies’ analysis of complaints did not include trending to determine agent and / or supervisory trends on a macro level (e.g. by region, by leader, by plan/product etc). Based upon a review of written procedures provided by the Companies, the Compliance Complaint SME appears to have had this responsibility. The Companies did not provide documentation to support that this review was performed during the examination period or that the Companies took action to resolve any problems which could have been identified from this type of analysis (e.g. modifications to agent or Field Leader training programs, management termination or retraining etc.).

In addition, the Companies’ operational areas analyzed complaint data monthly to identify operational training needs and / or opportunities for process improvements within their respective areas. The Operations Strategy unit maintained the Issue Resolutions Tracking Log, subsequently renamed the Training Opportunities Log, to document the status of action plans to address the identified operational issues. Based upon the Examiners’ review of the information provided, the scope of the analysis performed by the operational areas did not include identifying and addressing trends concerning macro level agent or leadership issues.

Although the Companies did conduct some trending, it did not conduct a review of logged complaints at the macro level (e.g. by offices, by region, by plan/product, or Companies as a whole) to determine trends such as misunderstandings about product features, processing concerns, benefit dissatisfaction, and failure of agents to provide sufficient information. As such, if any negative systemic indications or trends existed, they would not have been identified or addressed.

Finding: The Companies do not appear to be in compliance with the terms of this Standard. The Companies should analyze trends across offices, regions, product/plan, or the Companies as a whole.

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RSA Standard 2.C.7: If negative indications or trends are identified as the result of the quarterly review of logged complaints or trends, the Companies take action to resolve the indicated problem(s).

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. To determine compliance of Standard 2.C.6, the Examiners requested and reviewed all new or revised versions of such policies and procedures that were in effect for the period July 1, 2009 through December 31, 2010. In addition, the Examiners also requested additional information based upon their review of the IAD workpapers and The Schacht Group workpaper files.

The Examiners’ review of the Companies’ provided documentation showed that the Companies did not perform quarterly trend analysis of complaints. The only trend analysis that the Companies could demonstrate was to look at complaints against individual agents. No trend analysis was ever done with respect to trends across offices, regions, or the Companies as a whole. The Companies therefore cannot be found to have taken action to resolve complaint trends when they could not even demonstrate a process of identifying them.

Finding: Because the Companies failed 2.C.6, the Examiners were unable to assess compliance with standard 2.C.7. The Companies should analyze trends across offices, regions, product/plan, or the Companies as a whole. Once negative trends are identified, the Companies should take corrective actions as appropriate.

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RSA Standard 2.D.2: POS materials are reviewed at least annually to assess whether the materials continue to be appropriate and whether they include appropriate disclosures.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Companies acknowledged in their 2009 review of POS materials that it did not properly identify and categorize all POS material and therefore not all materials were reviewed. In order to address this issue, the Companies revised their process for identifying and categorizing POS material prior to their 2010 review.

To determine if the Companies were reviewing POS material at least annually to comply with the terms of this Standard, the Examiners requested all of the Companies documentation of their 2010 review of POS materials. The Examiners reviewed the Companies’ documented policies and procedures which included directions to conduct an annual review of the POS material. In addition, the Companies provided a list including 909 identified POS materials for all US Territories and states, excluding MA and DE, reviewed in 2010. The list included a review summary for each piece of POS material. Although the Companies’ documentation of their 2010 review indicated some POS materials were not reviewed, the Companies were able to provide additional information that showed their documentation of the review contained errors and that the POS materials in question were, in fact, reviewed in 2010 as required by the Standard.

Finding: The Companies appear to be in compliance with the terms of the Standard.

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RSA Standard 2.E.2: Proven serious agent misconduct is dealt with expeditiously when known to the Companies.

See detail under RSA Standard 2.A.4, above.

RSA Standard 2.E.3: All complaints clearly alleging agent misrepresentation of the product at the point of sale are investigated.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Companies’ definition and criteria for “agent misrepresentation” appears reasonable. Based upon the Examiners’ review of complaints in conjunction with Standard 7.A.1, all complaints clearly alleging agent misrepresentation of the product at the point of sale are investigated. Specific to this Standard, the testing of Complaint files conducted under Standard 7.A.1, indicated that the Companies adhered to the defined expectations concerning agent misrepresentation as set forth in the policy and procedures documentation.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 2.F.1: The Companies annually evaluate Field Leaders based upon TTACC audit results and the performance of agents within their respective territories. Performance measurements include:

•	Complaint activity;

•	Taken rates; and,

•	Risk associated with agent debt.

These measurement standards identify Field Leaders requiring additional oversight, as well as those demonstrating effective accountability and performance.

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The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Examiners reviewed 25 Annual Field Leader Performance Evaluations and 19 TTACC/ACT audit reports to determine if the Companies annually evaluate Field Leaders based upon TTACC/ACT audit results and the performance of agents within their respective territories. From the review of the Annual Field Leader Performance Evaluations and the TTACC/ACT audit reports, the Examiners determined that the Companies have two separate processes to evaluate Field Leaders. The first step of the process involves evaluating the performance measures set forth in the Standard and the second part of the process involves auditing the Field Leaders’ performance with respect to TTACC/ACT. On this basis, the review of the TTACC/ACT audit reports and the performance evaluations indicate that the Companies evaluate Field Leaders based on TTACC/ACT audit results and also evaluate the performance of the Field Leaders’ agents within the performance measurements required by the Standard. The two step process collectively accomplishes the objective of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

3. Claim Handling

The Examiners reviewed the Companies’ policies and procedures for completeness to determine compliance with the RSA Standards of this section. Testing the Companies’ Claims Handling Policies and Procedures involved selecting random claim samples and testing those claim files selected with the applicable Standards.

The Companies’ claim handling was satisfactory to comply with the terms of the RSA. The examination period for which the Examiners tested other Claim Handling Standards was January 1, 2010 through December 31, 2010. A claims population comprised of 1,531,915 MEGA, Mid-West and Chesapeake claims was provided by the Companies for the period January 1, 2010 through December 31, 2010. There was one sample of 111 claims selected which included MEGA, Midwest and Chesapeake claims. The sample was weighted based on each Company’s claim population. In addition, the Examiners obtained and reviewed the Claim Handling Policies and Procedures for the period January 1, 2010 through December 31, 2010.

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The table below summarizes the Claims Handling review results:

Standard #	Population Size	Sample Size	# Non-Compliance	% of Non- Compliance	Overall Testing Results
3.A.2			0	0.0%	Pass
3.B.1			0	0.0%	Pass
3.C.1	1,531,915	111	4	3.6%	Pass
3.C.3			0	0.0%	Pass
3.D.1			1.9%		Pass
3.E.2	N/A	N/A	0	0.0%	Pass
3.E.3	N/A	N/A	0	0.0%	Pass

RSA Standard 3.A.2: The Companies do not allow diagnosis or CPT codes submitted by providers on claims to be altered by Company personnel.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Examiners’ review found one instance in which the provider submitted CPT code modifier-26 but was processed by the Companies as CPT code modifier -50. The Companies provided sufficient evidence to show that the Companies personnel did not change the CPT code modifier. The evidence provided indicates the CPT code printed on the claim form was off center. The Companies’ Optical Character Recognition scanner read the last two digits, “50”, in the submitted CPT code 82550 as the modifier. The Claim Examiner did not pick up on this error but there was no impact on the claim payment. Although technically the CPT code modifier was different than what was submitted, it was not the Companies’ personnel who purposefully made the change, which is the basis of the Standard. In addition, the Examiners reviewed the Companies’ “change reports” for each of the months in which there was an instance of a change in a CPT or diagnosis code from its original submission. The review of the reports produced no instances where CPT or diagnosis codes were changed without justification.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 3.B.1: For business not yet set up on or migrated to a new claims adjudication system as described in Standard 3.B.2, the Companies’ claims adjudication system allows an entire claim to be tracked and counted as a single claim unit for each bill submitted and processed in the system, and the Companies require that each claim is handled under a single claim identifier (“film number”).

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2010 through December 31, 2010. Of the 111 claims tested by the Examiners there were no instances found to indicate that more than one film number existed per claim.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 3.C.1: All claims are adjudicated in a timely manner as required by statute or rule in the appropriate jurisdiction (including the tolerances provided in those statutes or rules) based upon claim submission location. Where no tolerance standards are promulgated in a particular jurisdiction, the NAIC Market Regulation Handbook tolerance standard of 7% applies.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. Of the 111 claims tested by the Examiners there were five instances, or 4.5% of the sample, where the Companies did not adjudicate the claim in a timely manner. As the RSA established the NAIC Market Regulation Handbook tolerance level of 7% for failing the standard, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 3.C.3: The Companies do not allow personnel to pend claims while waiting for information on other unrelated claims. Each claim submission is handled separately.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2010 through December 31, 2010. Of the 111 claims tested by the Examiners there were no instances found to indicate that a “pend” status was used during the adjudication process.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 3.D.1: All EOB forms include the deductible information pertinent to the claim.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. Of the 111 claims tested by the Examiners there was one instance, or 0.9% of the sample, that did not include the correct deductible information pertinent to the claim. As the RSA established the NAIC Market Regulation Handbook tolerance level of 7% for failing the standard, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 3.E.2: The Companies’ Claims Department audits are consistent across Companies and the auditing program is evaluated and updated on an ongoing basis and at least annually.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2009 through December 31, 2009. To determine if claims audits are consistent across Companies and the auditing program is evaluated and updated at least annually, the Examiners reviewed the Companies’ Claims Quality Assurance (QA) Procedures Manual and tested a judgmental sample of 36 audit files. The Claims QA Procedure Manual indicated it conducts four types of audits: 1) Payhold Listing; 2) Large Claim; 3) Examiner Extract; and, 4) New Form. The 36 audit files were comprised of three of each type of audit for each of the three HealthMarkets Companies.

A review of the Companies’ Claims QA Procedures Manual and the revisions log indicated revisions were made on 4/15/2009, 4/29/2009, 6/16/2009 and 8/12/2009. The changes on 4/15/2009 were substantive changes which included revisions to all sections of the Manual. In addition, the Companies provided the Examiners with evidence of an established process that prompts their Claims Department to undergo an annual review of the audit program. The revision log and the Companies’ established review process shows the QA Audit Procedures were evaluated and updated at least annually. In addition, the QA Audit Procedures are evaluated and updated on an ongoing basis.

Examiners reviewed documentation provided for all 36 audits selected to determine if the Companies’ Claims Department audits are consistent across Companies. The documentation reviewed for the 36 audits selected showed consistent use of the Claims Audit Tool application to document findings, as directed by the Claims QA Audit Procedure, with no distinction across Companies on the audit methodology used.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 3.E.3: The results of the audits are analyzed quarterly by appropriate supervisory or senior personnel to identify trends and root causes of claim mishandling, areas for training emphasis, and problem claims adjusters. The Companies can demonstrate that procedures are in place and followed for appropriate response to problems identified through the claims handling audit program, including retraining, discipline, or dismissal of claims handlers, as appropriate. The Companies can demonstrate follow-through on any identified need for change from identification to action and resolution. Such follow-through includes assessment of each change.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was January 1, 2009 through December 31, 2009. The review of the Companies’ written procedures, Calibration meeting minutes, documented workflows and disciplinary action documentation indicate the Companies analyze the results of their claims audits on at least a quarterly basis and respond to problems identified by the audit process, including carrying out disciplinary action against claim handlers who do not meet claims accuracy standards. As such, no exceptions were noted and the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

5. Identification of Company

The Examiners reviewed the Companies’ policies and procedures to determine compliance with the RSA Standards of this section. The Companies certified that they had not entered into any agreements during the RSA period which would have resulted in claims being adjudicated in violation with Standards in this section.

The claim issues found during the original multi-state exam were the result of a settlement of a class action lawsuit. After discussion with the Companies, the examiners asked the Companies to certify that there had been no further settlement such as the one which was the subject of the previous problems. This certification was given to the examiners on April 6, 2011. It states: “…since October 15, 2004 neither The Chesapeake Life Insurance Company, Mid-West National Life Insurance Company of Tennessee nor The MEGA Life and Health Insurance Company have entered into any litigation settlement in which a consumer, who applied for and was issued coverage with one of these insurers, was subsequently issued coverage under another of these insurers as part of a settlement.”

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The table below summarizes the Identification of the Companies review results:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
5.A.1	1,531,915	111	0	0.0%	Pass
5.B.1	N/A	N/A	0	0.0%	Pass
5.C.1	N/A	N/A	0	0.0%	Pass
5.C.2	N/A	N/A	0	0.0%	Pass

RSA Standard 5.A.1: All claims are adjudicated under the Company in which the claim is being made.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. Of the 111 claims tested by the Examiners there were no instances found to indicate that claims were adjudicated under a different Company from which the claim was made.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 5.B.1: Each Customer is notified any time a claim is denied. This includes situations where a Customer has coverage under more than one of the Companies and a Company believes that the Customer’s claim may more appropriately or successfully be made to another of the Companies. In that situation, the Companies ensure that this information is clearly explained to the Customer and correctly documented by the Company (or Companies) to which the claim is being made.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. Based on the certification provided by the Companies dated April 6, 2011, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 5.C.1: The Companies do not allow Company personnel to process a claim under a different company or policy than that under which the claim has been made without direct, clear explanation to the Customer and compliance with the above requirements.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. Based on the certification provided by the Companies dated April 6, 2011, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 5.C.2: Documentation in each Company’s file is such that a reviewer can determine from the documentation:

•	The actions taken by the Company with regard to a claim;

•	The status of the claim related to that Company; and

•

If a Company has denied and closed a claim because coverage exists under the Customer’s policy with another of the Companies, a reviewer can tell from the first company’s documentation which Company’s records to search to find subsequent developments on the claim.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. Based on the certification provided by the Companies dated April 6, 2011, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

6. Transparent Relationships With Associations

The Examiners reviewed the Companies’ policies and procedures to determine compliance with the RSA Standards of this section. Testing the Companies’ association relationship transparency involved selecting samples and testing new business files.

The Companies’ transparency regarding their relationship with associations was satisfactory to comply with the terms of the RSA.

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The table below summarizes the Transparent Relationships with Associations review results:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
6.A.2	N/A	N/A	0	0.0%	Pass
6.B.1	95,055	119	0	0.0%	Pass

RSA Standard 6.A.2: The Companies are able to demonstrate that they have identified each state in which the definition of premium includes all amounts collected by the insurer and advised those states whether the Companies need to amend their premium tax filings. The Companies can demonstrate follow-through with each applicable state.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Examiners found that in early 2008, the Companies requested an external legal firm research the definition of premium for all states. The research found that only one state, Nevada, was identified as having a definition of “premium” that might be in conflict with the Companies interpretation of premium. The Companies contacted the Nevada Division of Insurance (DOI) regarding this issue and the Nevada DOI determined that the association fees would not be considered as premium for state premium tax purposes. The Examiners reviewed the external legal firm’s research as well as the Companies’ communications with the Nevada DOI.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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RSA Standard 6.B.1: The Companies disclose to Customers the relationship between each Company and each association the Company utilizes for marketing products.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was July 1, 2009 through December 31, 2010. Of the 119 new business files tested by the Examiners there were no instances found to indicate that the Companies are not disclosing to Customers the relationship between each Company and each association that the Company utilizes. No exceptions were noted and the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

7. Complaints and Grievances

The Examiners reviewed the Companies’ policies and procedures to determine compliance with the RSA Standards covering this section. Testing the Companies’ handling of complaints and grievances involved selecting samples and testing complaint and grievance files.

The Companies complaint handling was satisfactory to comply with the terms of the RSA. The examination period for which the Examiners tested to the complaint handling Standards was July 1, 2009 through December 31, 2010.

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The table below summarizes the Complaint Handling review results for MEGA:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
7.A.1	2,429	64	0	0.0%	Pass
7.C.1			0	0.0%	Pass

The table below summarizes the Complaint Handling review results for Mid-West:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
7.A.1	1,092	64	0	0.00%	Pass
7.C.1			0	0.0%	Pass

The table below summarizes the Complaint Handling review results for Chesapeake:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
7.A.1	67	64	0	0.0%	Pass
7.C.1			2	3.0%	Pass

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The table below summarizes the results of the Issues Tracking Log samples for the combined Companies.

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
7.F.2	15	15	0	0.0%	Pass

RSA Standard 7.A.1: The complaints, written and verbal, are recorded and logged in compliance with applicable state laws and Companies’ procedures.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Companies provided separate complaint populations for MEGA, Mid-West and Chesapeake. A separate sample of 64 complaints each was selected for MEGA, Midwest and Chesapeake. The Examiners requested copies of all versions of the Companies’ Complaint and Grievance Policies and Procedures in effect from July 1, 2009 through December 31, 2010. The Companies provided a version of the Consumer Affairs Group (CAG) Complaint & Grievance Handling Procedures dated August 25, 2010, the main document that governs the entire Complaint process for the Companies. Additionally the Companies provided business unit level process and procedure documentation that “spells out” the complaint handling expectations for the various business units.

The Companies use a centralized database called CHS (Complaint Handling System) to monitor the logging, investigation and disposition of all Complaints. The identification of a Complaint and the subsequent actions necessary to record and log it into CHS, are generally performed at the business unit level. The Examiners note that adequate process and procedure and training documents are in place to facilitate the staff’s consistent and compliant “identification of” and logging of Complaints into the CHS. As such, the Examiners concluded that the Companies’ Complaint Handling Policies and Procedures appear to be in compliance with the terms of this Standard.

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In order to test the complaint files, a random sample of 64 files was selected for each Company (MEGA, Mid-West and Chesapeake). Testing indicated no errors in the Company files reviewed.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 7.C.1: All complaints and grievances, written or verbal, are handled in compliance with applicable statutes, rules, and regulations for timely responses and resolutions.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was July 1, 2009 through December 31, 2010. The Companies provided separate complaint populations for MEGA, Mid-West and Chesapeake. A separate sample of 64 complaints each was selected for MEGA, Midwest and Chesapeake. The Examiners’ requested and reviewed copies of all versions of the Companies’ Complaint and Grievance Policies and Procedures in effect from July 1, 2009 through December 31, 2010 as part of Standard 7.A.1. The Examiners concluded that the Companies’ Complaint Handling Policies and Procedures appear to be in compliance with the terms of this Standard.

In addition to the policies and procedures, the Companies utilize a tool referred to as the Complaint and Grievance Matrix to guide the Companies’ actions. The Examiners requested a copy of all versions of the Companies’ Complaint and Grievance Matrices used during the review period. The Companies responded that two Complaint and Grievance Matrices were in use during the requested time frame. The May 1, 2009 version of the matrix was replaced by the May 29, 2010 version.

As this “tool” is instrumental in the timely response and resolution of Consumer Complaints in the various jurisdictions, the Examiners reviewed the veracity of this document. To test the accuracy of the Complaint and Grievance Matrix, the participating states were tasked with feedback. Twenty one (21) States responded via email with no substantive changes on the May 2009 or May 2010 version of the Matrix. Additionally, the Examiners communicated via telephone with five states (AL, AZ, LA, OH and MI) to verify the conformity of the Companies’ Matrix with the state statutes, rules and regulations applicable to timely response. The Examiners note that the Matrix includes aggressive Complaint response timeliness expectations where state statues, rules or regulations are silent. The Examiners conclude that the Complaint and Grievance Matrix is a robust tool that guides the Companies’ actions to ensure the requirements of the Standard are met.

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In order to test compliance with Standard 7.C.1, the Examiners utilized the same sample used in 7.A.1. Testing revealed that none of the MEGA and Midwest files contained errors. Testing of the Chesapeake files revealed 2 files that were out of compliance with the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

RSA Standard 7.F.2: The Complaint Action Team (or successor committee) maintains a tracking log for identified issues. The Companies have established procedures to ensure that there is ownership and accountability and procedures to monitor and ensure appropriate follow-through.

The Companies reported meeting this Standard as of December 31, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Companies provided fifteen Complaint Action Tracking Logs from which the Examiners reviewed the total population. The Standard 7.F.2 review is limited in scope to the Operational areas of the organization. The Agent and Sales procedures, tracking logs and monitoring is the subject of review under RSA Standard 2.C. The same function for Claims is reviewed in 3.E.3.

The Examiners’ requested and reviewed copies of all versions of the Companies’ policies and procedures related to an Issue Tracking Log(s) in effect from July 1, 2009 through December 31, 2010. The Examiners concluded that the Companies’ policies and procedures appear to be in compliance with the terms of this Standard.

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During the course of the Exam period the Companies’ Complaint Handling processes were rapidly evolving in response to internal and external demands. The Companies provided a satisfactory explanation of the evolution of the issues tracking responsibility from the CAT to the Operations Strategy (Ops Strategy) unit, from Ops Strategy to the Issues Resolution Tracking Workgroup (IRT), from IRT to the Confirmed Complaint Review team (CCR). High level oversight of the process was transferred from the Sales Practice Review Team (SPRT) to the Listening to Customer Committee (L2C) in 2009.

Aside from the many names or workgroups responsible for the function, the Companies’ process of reviewing complaints and taking corrective actions varied little during the review period. The Consumer Affairs Group (CAG) in concert with the individual business units handles the entire complaint lifecycle. The CAG works hand in hand with business units to dispose of individual complaints as well as to identify potential issues or trends. Once an issue has been identified the business unit then carries out the appropriate action, be it at a micro or macro level. Through the various CAT successor mechanisms, the Examiners conclude that the Companies maintained a consistent process to ensure that issues identified from complaint reviews were monitored to ensure accountability and corrective action follow-through.

To facilitate the testing of Standard 7.F.2 the Companies provided copies of the IRT Issues and Training Logs as well as the Member Services Issues Reports. Three IRT Issues/Training Logs were reviewed and twelve Member Services Issues Report. The Examiners reviewed all Tracking Logs submitted by the Companies and noted no errors. The logs clearly demonstrate that there is business unit ownership and accountability for identified issues. Once identified the logs are an effective mechanism to track and ensure corrective action follow-through. As such, the Companies appear to be in compliance with the terms of the Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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8. Cancellation, Non-renewal and Discontinuance Notices

The Examiners reviewed the Companies’ policies and procedures to determine compliance with the RSA Standards of this section. Testing the Companies’ cancellation, non-renewals and discontinuance notices involved selecting samples and testing the files with each of these situations.

The Companies handling of cancellation, non-renewal and discontinuance notices was satisfactory to comply with the terms of the RSA. The examination period for which the Examiners tested to the Cancellation Handling Standards was January 1, 2010 through December 31, 2010. A cancellation population comprised of 131,838 MEGA, Mid-West and Chesapeake claims was provided by the Companies for the period January 1, 2010 through December 31, 2010. The sample of 64 claims included MEGA, Midwest and Chesapeake claims. The sample was weighted based on each Company’s claim population. In addition, there were only 25 non-renewals in total for the period January 1, 2010 through December 31, 2010. The Examiners reviewed all 25 non-renewals.

The table below summarizes the Cancellation, Non-renewal and Discontinuance Notices review results of the cancellation sample:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
8.1	131,838	64	0	0.0%	Pass

The table below summarizes the Cancellation, Non-renewal and Discontinuance Notices review results of the non-renewal files tested:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
8.1	25	25	0	0.0%	Pass

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RSA Standard 8.1: Cancellation, non-renewal and discontinuance notices are handled consistently for all policies and payment methods.

The Companies reported meeting this Standard as of June 30, 2009. The examination review period was January 1, 2010 through December 31, 2010. The Examiners were provided and reviewed the Companies’ policies and procedures regarding notices and notifications. The cancellation and non renewal testing was conducted to determine if notices are handled consistently for all policies and payment methods. No exceptions were found during the testing.

Finding: The Companies appear to be in compliance with the terms of this Standard.

10. Separate Financial Information for PDA and SDA

The Examiners obtained and reviewed the 2010 Year-End financial statements for both Performance Driven Awards (“PDA”) and Success Driven Awards (“SDA”).

The Companies recording of financial information for PDA and SDA was satisfactory to comply with the terms of the RSA.

The table below summarizes the Separate Financial Information for PDA and SDA review results:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
10.1	N/A	N/A	0	0.0%	Pass

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RSA Standard 10.1: Financial information for HealthMarkets’ wholly-owned subsidiaries Performance Driven Awards, Inc. (“PDA”) and Success Driven Awards, Inc. (“SDA”) is prepared, separate from the parent entity, and is available to domestic regulators upon request.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was July 1, 2009 through December 31, 2010. The Companies’ handling of financial information pertaining to PDA and SDA was satisfactory and complies with the terms of the RSA. The Examiners obtained and reviewed the 2010 Year-End financial statements for both Performance Driven Awards (“PDA”) and Success Driven Awards (“SDA”). The Examiners also obtained and reviewed 2010 Year-End financial statements for Insphere. Annual Statement schedules included the Balance Sheet and Income Statement for all three entities and the Schedule A - Expenses for PDA and SDA. Per review of the Annual Statement schedules, it appears as though the PDA and SDA financials have been prepared separate from their Parent Company. As such, based on the review of the policies and procedures along with the applicable testing it appears the Companies are in compliance with this Standard.

Finding: The Companies appear to be in compliance with the terms of this Standard.

11. Accounting Support for Treatment of Agents’ Stock Benefit Match

The Examiners reviewed the Companies’ journal entries, narratives, and process flow charts, to determine whether the subsidiaries accounting treatment for the agent stock plan is in accordance with various accounting literature and in accordance with generally accepted accounting principles (“GAAP”).

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The table below summarizes the Separate Financial Information for PDA and SDA review results:

Standard #	Population Size	Sample Size	# Non- Compliance	% of Non- Compliance	Overall Testing Results
11.1	N/A	N/A	0	0.0%	Pass

RSA Standard 11.1: SDA and PDA, which are non-owned affiliates of the Companies, account for the stock matching benefit program. The accounting for the stock matching benefit paid to agents and field service representatives for the respective associations under the agent stock plan complies with generally accepted accounting principles.

The Companies reported meeting this Standard as of June 30, 2008. The examination review period was July 1, 2009 through December 31, 2010.

When asked to explain the accounting for the stock matching program, the Companies response was:

“Since the basis for the matching benefit was not exclusively based on commissions derived from any one legal entity, the expense is recorded in the same entities that sponsor the majority of the agent contests and bonus plans (PDA/SDA/Insphere). Additionally, in 2010, Insphere is the only “participating agency” in the agent stock plan. HealthMarkets’ insurance company subsidiaries and the unaffiliated insurance companies that our agents market products through are not “participating agencies” in the agent stock plan and therefore would not record any expense related to the matching benefit. Prior to 2010, PDA and SDA were the primary “participating agencies” in the agent stock plan.

The matching benefit provided by PDA/SDA/Insphere is recorded as “Agent Stock Plan – Matching” expense in the ledger. This matching benefit is to provide incentive for the retention of agents and to provide a way for the agents to share the risks and rewards along with the other stakeholders in HealthMarkets Inc. As of March 31, 2011, the agents own approximately 10.2% of the outstanding common stock of HealthMarkets Inc. Commissions generally do not provide this type of incentive for the agent. Additionally, the matching benefit vests over time to incentivize agent retention which is different from the incentives provided by commissions. The matching credits are based on the amount of the agent’s contributions to the agent stock plan. This differs from commission which is generally a percentage of the premium for a given insurance policy or a flat fee per insurance policy.”

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From the Examiners’ review of the journal entries, narratives, and process flow charts, HealthMarkets Inc. and subsidiaries accounting treatment for the agent stock plan is in accordance with various accounting literature and in accordance with generally accepted accounting principles (“GAAP”). The accounting for the agent stock plan is reviewed by the external auditors, KPMG, for compliance with GAAP each year as part of the audit of the HealthMarkets Inc SEC filing, Annual Report on Form 10-K. Included in the audited Form 10-K is a separate note to the financial statements providing the required GAAP disclosures for the agent stock plan.

The Companies handling of financial information pertaining to the stock matching benefit program was satisfactory to comply with the terms of the RSA. The Examiners found that the company’s matching benefit is to provide an incentive for the retention of agents and to provide a way for the agents to share the risks and rewards along with the other stakeholders in HealthMarkets Inc.

Finding: The Companies appear to be in compliance with the terms of this Standard.

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Appendix A – Weighted Percentage of Penalty

Standards for Performance Measurement	Weighted Percentage of Penalty
Agent Training	25%
Agent Oversight	25%
Claims Handling	8%
Claims Procedures Manual	8%
Identification of Company	2%
Transparent Relationships with Associations	10%
Complaints And Grievances	10%
Cancellation, Non-Renewal And Discontinuance Notices	2%
Compliance Program	4%
Separate Financial Information For PDA & SDA	2%
Accounting Support for Treatment of Agents’ Stock Benefit Match	2%
Providing Requested Copy of Outside Consulting Report	1%
Report to Regulators Outlining All Changes	1%

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Appendix B – Standards for Performance Measurement

Focus Area	Performance Standard	Tolerance	Exam Result
Health Insurance Agent Training	Standard 1.A.1 The Companies have a written curriculum for new agents, which is standardized so that each agent receives the training as defined in 1.A.2.	Pass/Fail	Pass

Standard 1.A.2

Standard curriculum for new agent training includes:

•    Information specific to applicable states or U.S. territories;

•    Overview of the health insurance industry;

•    Basics of health insurance policies;

•    Sales presentation standards;

•    Fundamentals of health insurance policy provisions, including statements of coverage, deductibles, co-pays, co-insurance, exclusions, and cancellation;

•    Business Ethics;

•    Legal requirements regarding disclosures, application completion, and signatures; and

•    Legal and ethical requirements for truth and fair dealing in sales of health insurance.

		Pass/Fail	Pass

Standard 1.A.3

The Companies do not appoint recruits as agents until they have passed the Companies’ Training, Testing, Audit, Complaints, and Compliance (“TTACC”) testing and met state licensing requirements. TTACC, as used in these Standards for Performance Measurement, means the program as described in the Report and in the Companies’ Response to the Report, as well as subsequent modifications made to meet the provisions of this Agreement.

		Pass/Fail	Fail

	Standard 1.B.1 The Companies offer product training three times per calendar year at each division office.	Pass/Fail	Pass

	Standard 1.B.2 For the remainder of the calendar year in which an agent initially passes TTACC testing, each agent is required to attend up to three additional training sessions to be chosen from those offered by his or her Division Office.	10%	Pass

	Standard 1.B.3 For every full calendar year after the year in which an agent initially passes TTACC testing, the Companies require all agents to attend at least three training sessions including at least one product training and one compliance/ethics training annually.	10%	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result

Standard 1.C.1

The Companies provide access to an on-line manual for each state and product set which agents are able to review at any time. The Companies provide timely communications regarding changes in underwriting processes, product clarifications, compliance updates, changes in forms and process to the division offices.

		Pass/Fail	Pass

	Standard 1.C.2 The Companies require all agents to pass annual testing (based on the agent’s TTACC anniversary date) in order to retain their appointments. This testing is updated to reflect new information implemented since their most recent TTACC testing.	10%	Pass

Standard 1.D.1

The agent training curriculum includes:

•    Business Ethics and Legal Requirements;

•    Legal requirements regarding disclosures, application completion, and signatures;

•    Legal and ethical requirements for truth and fair dealing in sales of health insurance;

•    Point of Sale (“POS”) Training including the following topics:

•    Complete and accurate information about the

•    Companies’ product portfolio and variety of riders;

•    Current presentation aids (brochures, visual aids, scripts, etc.) for use in educating Customers about and selling the Companies’ products;

•    Appropriate techniques for POS presentations to special populations (including the elderly, disabled, and non- or limited-English speaking persons);

•    Tools available to educate Customers about their products and resources available for assisting Customers with questions or problems which the agents are unable to resolve, including the local state insurance department; and

•    How to contact the Companies’ Agent Outreach department, a subset of the Companies’ Customer Service representatives dedicated to agent support.

•    New products and the related POS materials

•    Information on how a claim would be processed for each product, including

•    Limitations of products; and

•    Stop-loss for Customers, where applicable.

•    Complaint-handling procedures and support

		Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result
	Standard 1.D.2 The training program is reviewed at least annually and updated as needed. Updates are made more frequently if applicable laws or the Companies’ procedures require.	Pass/Fail	Pass

	Standard 1.D.3 Agents are required to pass testing on each product before the agents may sell that product.	10%	Pass

	Standard 1.D.4 Inappropriately submitted applications are rejected and not underwritten.	10%	Pass

	Standard 1.D.5 Trainees are asked to provide written or on-line evaluations of the training programs and the trainer(s).	Pass/Fail	Pass

	Standard 1.D.6 The Companies have a Code of Ethics and Professional Responsibility for agents.	Pass/Fail	Pass

	Standard 1.D.7 As part of the agent appointment process, and thereafter each calendar year, the Companies require that all agents acknowledge in writing or electronically that they have read and agreed to abide by the Code of Ethics and Professional Responsibility for agents.	10%	Pass

Standard 1.E.1

Annually, the Companies’ Compliance, Sales, Training, and Operations departments evaluate the Companies’ agent training program for course content (including new legislative or regulatory mandates), delivery and testing medium, and other feedback or information available to the Companies (including from trainee evaluations, complaints, field management, or Customer surveys); and thereafter, recommends improvements to the program.

		Pass/Fail	Pass

Standard 1.E.2

A team of Senior management, including the Companies’ Sales; Training; and Operations departments and the Chief Compliance Officer (“CCO”) meet quarterly to discuss agent testing results and other feedback available to the Companies (including complaints or Customer survey information). This team recommends changes as a result of the feedback.

		Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result
	Standard 1.E.3 Appropriate departments within the Companies assess the recommendations from Senior management, provide feedback to Senior management, and implement the recommendations, as appropriate.	Pass/Fail	Pass

	Standard 1.E.4 The Companies require that Field Leaders pass TTACC testing at a 90% level, holding them to a higher standard than the rest of the field force.	Pass/Fail	Pass

	Standard 1.E.5 The Companies require that trainers, including Field Leaders involved in training, are instructed on how to train by August 1, 2009. The Companies provide constructive written feedback to the trainers. Thereafter, Companies require that new Field Leaders who are involved in training are instructed on how to train within 60 days of their promotion to Field Leader.	10%	Pass

	Standard 1.E.6 The Companies have a plan and a schedule to provide annual refresher instruction on training techniques.	Pass/Fail	Pass

	Standard 1.E.7 Each calendar year, the Companies require that trainers, including Field Leaders involved in training, receive refresher instruction on training techniques.	10%	Pass

Standard 1.F.1

The Companies review Customer complaints and Benefit Confirmation Program (“BCP”) data at least quarterly to determine whether Customers understand the provisions of their policies, and to recommend necessary changes to agent training and point of sale materials.

		Pass/Fail	Pass

Standard 1.F.2

For currently marketed products, the Companies implement revisions to agent training, Customer care representative training, and point of sale materials within 90 days of the recommendations discussed in Standard 1.F.1. Customer care representatives are the Companies’ home office staff who communicate with or otherwise respond to communications received from Customers.

In those instances where the revisions require regulatory or other external approval, system modifications or involve other dependencies:

•    The Companies have submitted a draft implementation program to the Monitoring Regulators regarding a reasonable timetable to implement these revisions.

•    The Companies have used all reasonable efforts to achieve agreement with the Monitoring Regulators on an implementation schedule.

		Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result

Standard 1.F.3

For non-currently marketed products, the Companies revise Customer care representative training within 90 days of the recommendations discussed in Standard 1.F.1.

In those instances where the revisions require regulatory or other external approval, systems modifications or involve other dependencies:

•    The Companies have submitted a draft implementation program to the Monitoring Regulators regarding a reasonable timetable to implement these revisions.

•    The Companies have used all reasonable efforts to achieve agreement with the Monitoring Regulators on an implementation schedule.

		Pass/Fail	Pass

	Standard 1.G.1 The Companies utilize a standard, written BCP training program with content that is consistent with agent training on currently marketed products and new products.	Pass/Fail	Pass

	Standard 1.G.2 By August 1, 2008, the Companies train BCP representatives regarding use of listening and questioning techniques in order to assess the Customer’s level of understanding regarding currently marketed products and their features, and have incorporated listening and questioning techniques into new hire and annual refresher training.	10%	Pass

Agent Oversight	Standard 2.A.1 The Companies have trained field leadership on the use and functionality of the Agency Management System (AMS) by August 1, 2009. • Thereafter, Companies require supplemental training based on upgrades to AMS within 60 days of the upgrade installation. • The Companies require promoted Field Leaders to complete training within 60 days of promotion.	10%	Pass

Standard 2.A.2

The Companies utilize AMS, including:

•    Use of the system to monitor agent performance based on the severity and volume of each agent’s complaints; and

•    Use of the system by Field Leaders to monitor, mentor, and provide additional coaching to the agents.

		Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result

Standard 2.A.3

The Companies utilize AMS data to review and act on inappropriate sales practices via the Sales Practices Review Team (“SPRT”) or a successor committee which meets at least 10 times per year.

		Pass/Fail	Pass

	Standard 2.A.4 Proven serious agent misconduct is dealt with expeditiously when known to the Companies.	Pass/Fail	Fail

	Standard 2.B.1 The Companies test their agents in a monitored and proctored environment in field offices under the supervision of the Division Leader or designee to ensure that no notes, brochures or other reference materials are available to the agent. The test is conducted on-line and is initiated by the monitoring Division Leader or designee.	10%	Pass

Standard 2.B.2

The testing program is designed to demonstrate the agents’ ability to:

•    Answer Customers’ most frequently asked questions;

•    Explain what is covered by the policy;

•    Explain what is excluded from the policy;

•    Outline the types of expenses the Customer can expect to pay out of pocket (deductible, co-insurance, co-pays, etc.);

•    Describe the Customer population(s) for whom this product is appropriate;

•    Describe the Customer population(s) for whom this product is NOT appropriate;

•    Describe the relationship between the Companies and the association and whether association membership is required for purchase or maintenance of coverage under the product; and

•    Know the Companies’ requirements for a point-of-sale presentation of this product (for example, leaving a detailed product brochure with the Customer, use of the association disclosure form).

		Pass/Fail	Pass

	Standard 2.B.3 The Companies conduct annual in-person reviews of the Field Leaders’ presentations of health insurance agent training as part of the TTACC audit program.	10%	Fail

	Standard 2.C.1 As part of the BCP program, the Companies attempt to contact all new medical product Customers within 90 days of the sale regarding their coverage and their POS experience.	Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result
	Standard 2.C.2 When issues relating to agent conduct are identified through the BCP calls, those agent issues are investigated by the Companies.	10%	Pass

Standard 2.C.3

The Companies use AMS to monitor agent actions in the specific areas of

•    Business submitted;

•    Complaints activity; and

•    Taken rate (percentage of declines, incompletes, and cancellations of total business submitted).

		Pass/Fail	Pass

Standard 2.C.4

Procedures are in place for appropriate response to problems identified through the agent monitoring program, including retraining, discipline, or termination of the agent or field leadership, as appropriate.

		Pass/Fail	Pass

	Standard 2.C.5 As problems are identified through the agent monitoring program, they are resolved, as appropriate, including retraining, discipline, or termination of the agent or field leadership.	10%	Pass

Standard 2.C.6

The Companies review logged complaints quarterly to determine trends such as misunderstandings about product features, processing concerns; benefit dissatisfaction, and failure of agents to provide sufficient information to Customers.

		Pass/Fail	Fail

	Standard 2.C.7 If negative indications or trends are identified as the result of the quarterly review of logged complaints or trends, the Companies take action to resolve the indicated problem(s).	Pass/Fail	N/A

	Standard 2.C.8 The Companies review quarterly the results of Customer surveys and recommend and implement changes to training, products, or processes as appropriate.	Pass/Fail	Pass

	Standard 2.D.1 The Companies’ Compliance, Product Development and Sales departments have developed POS materials and disclosures to support products currently offered to Customers.	Pass/Fail	Pass

	Standard 2.D.2 POS materials are reviewed at least annually to assess whether the materials continue to be appropriate and whether they include appropriate disclosures.	Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result
	Standard 2.D.3 The Companies document any revisions made to POS materials, as well as whether POS materials have been discontinued.	Pass/Fail	Pass

	Standard 2.E.1 The Companies utilize AMS data to review and act on inappropriate sales practices via SPRT or a successor committee which meets at least 10 times per year.	Pass/Fail	Pass

	Standard 2.E.2 Proven serious agent misconduct is dealt with expeditiously when known to the Companies.	See detail under RSA Standard 2.A.4.

	Standard 2.E.3 All complaints clearly alleging agent misrepresentation of the product at the point of sale are investigated.	Pass/Fail	Pass

Standard 2.E.4

Those agents investigated per Standard 2.E.2 and 2.E.3, and found to be misrepresenting products at the point of sale are retrained or disciplined as appropriate up to, and including, dismissal.

		Pass/Fail	Pass

Standard 2.F.1

The Companies annually evaluate Field Leaders based upon TTACC audit results and the performance of agents within their respective territories. Performance measurements include:

•    Complaint activity;

•    Taken rates; and,

•    Risk associated with agent debt.

These measurement standards identify Field Leaders requiring additional oversight, as well as those demonstrating effective accountability and performance.

		Pass/Fail	Pass

Claims Handling	Standard 3.A.1 The Companies have identified claims in the claims sample selected as part of the Multi-State exam for which diagnosis and CPT codes were refined by the Companies which could have resulted in improper claims adjudication outcomes. These claims were assessed to determine whether any improper claims adjudications outcomes resulted from the refinement of diagnosis and CPT codes, and were re-adjudicated based on this assessment, as appropriate.	10%	Pass

	Standard 3.A.2 The Companies do not allow diagnosis or CPT codes submitted by providers on claims to be altered by Company personnel.	Pass/Fail	Pass

Standard 3.B.1

For business not yet set up on or migrated to a new claims adjudication system as described in Standard 3.B.2, the Companies’ claims adjudication system allows an entire claim to be tracked and counted as a single claim unit for each bill submitted and processed in the system, and the Companies require that each claim is handled under a single claim identifier (“film number”).

		Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result

Standard 3.B.2

As of 12/31/2009, the Companies enter claims for any products set up on a new claims adjudication system as a unique single claim unit for each bill submitted and process in the system under a single claim number.

		Pass/Fail	Pass

Standard 3.C.1

All claims are adjudicated in a timely manner as required by statute or rule in the appropriate jurisdiction (including the tolerances provided in those statutes or rules) based upon claim submission location. Where no tolerance standards are promulgated in a particular jurisdiction, the NAIC Market Regulation Handbook tolerance standard of 7% applies.

		Pass/Fail	Pass

	Standard 3.C.2 All delayed claim letters include the reason(s) for the delay and information needed to complete processing.	7%	Pass

	Standard 3.C.3 The Companies do not allow personnel to pend claims while waiting for information on other unrelated claims. Each claim submission is handled separately.	7%	Pass

	Standard 3.D.1 All EOB forms include the deductible information pertinent to the claim.	7%	Pass

	Standard 3.E.1 The Companies perform routine and ongoing audits of claims to determine adherence with the Claims Procedures Manual and applicable laws and regulations. These audits are conducted by claims department personnel independent of the claims adjudication unit. The auditing program is such that each claims handler has at least one of his or her claims audited monthly.	10%	Pass

	Standard 3.E.2 The Companies’ Claims Department audits are consistent across Companies and the auditing program is evaluated and updated on an ongoing basis and at least annually.	Pass/Fail	Pass

Standard 3.E.3

The results of the audits are analyzed quarterly by appropriate supervisory or senior personnel to identify trends and root causes of claim mishandling, areas for training emphasis, and problem claims adjusters.

The Companies can demonstrate that procedures are in place and followed for appropriate response to problems identified through the claims handling audit program, including retraining, discipline, or dismissal of claims handlers, as appropriate. The Companies can demonstrate follow-through on any identified need for change from identification to action and resolution. Such follow-through includes assessment of each change.

		Pass/Fail	Pass

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Focus Area	Performance Standard	Tolerance	Exam Result

Standard 3.E.4

The claims department’s auditing program includes random selection and auditing of paid, pending and denied claims. The number of claims sampled is consistent with the requirements of the NAIC Market Regulation Handbook.

		Pass/Fail	Pass

Claims Procedures Manual	Standard 4.1 The Companies maintain a current Claims Procedures Manual.	Pass/Fail	Pass

	Standard 4.2 The Companies are able to demonstrate that the Claims Procedures Manual is evaluated and updated as appropriate, and at a minimum annually.	Pass/Fail	Pass

Identification of Company	Standard 5.A.1 All claims are adjudicated under the Company in which the claim is being made.	7%	Pass

	Standard 5.B.1 Each Customer is notified any time a claim is denied. This includes situations where a Customer has coverage under more than one of the Companies, and a Company believes that the Customer’s claim may more appropriately or successfully be made to another of the Companies. In that situation, the Companies ensure that this information is clearly explained to the Customer and correctly documented by the Company (or Companies) to which the claim is being made.	7%	Pass

	Standard 5.C.1 The Companies do not allow Company personnel to process a claim under a different company or policy than that under which the claim has been made without direct, clear explanation to the Customer and compliance with the above requirements.	7%	Pass

	Standard 5.C.2 Documentation in each Company’s file is such that a reviewer can determine from the documentation: • The actions taken by the Company with regard to a claim; • The status of the claim related to that Company; and If a Company has denied and closed a claim because coverage exists under the Customer’s policy with another of the Companies, a reviewer can tell from the first company’s documentation which Company’s records to search to find subsequent developments on the claim.	7%	Pass

MEGA, Mid-West & Chesapeake Multi-State Examination Report as of December 31, 2010	Page 88

Multi-State Examination of MEGA, Mid-West & Chesapeake

Focus Area	Performance Standard	Tolerance	Exam Result
Transparent Relationships With Associations	Standard 6.A.1 The Companies require that insurance payments and association payments are received as two separate payments.	10%	Pass

Standard 6.A.2

The Companies are able to demonstrate that they have identified each state in which the definition of premium includes all amounts collected by the insurer and advised those states whether the Companies need to amend their premium tax filings. The Companies can demonstrate follow-through with each applicable state.

		Pass/Fail	Pass

	Standard 6.B.1 The Companies disclose to Customers the relationship between each Company and each association the Company utilizes for marketing products.	10%	Pass

	Standard 6.C.1 The Companies record as revenue the policy fees collected on which they correspondingly pay premium tax. The Companies do not record as revenue fees payable to the association.	10%	Pass

	Standard 6.C.2 The Companies properly calculate and account for premium refunds to Customers according to applicable Company policies, laws, rules, and regulations.	10%	Pass

Standard 6.D.1

The Companies evaluate the associations through which they sell products on an annual basis to assess whether the reputation of the association , the fees charged and the services offered make it an appropriate avenue for selling the Companies’ products.

		Pass/Fail	Pass

Complaints and Grievances	Standard 7.A.1 All complaints, written and verbal, are recorded and logged in compliance with applicable state laws and Companies’ procedures.	10%	Pass

	Standard 7.B.1 All issues raised in a complaint or grievance, written or verbal, are acknowledged, investigated and finalized / disposed of according to applicable contract language, statutes, rules and regulations.	10%	Pass

	Standard 7.C.1 All complaints and grievances, written or verbal, are handled in compliance with applicable statutes, rules, and regulations for timely responses and resolutions.	10%	Pass

MEGA, Mid-West & Chesapeake Multi-State Examination Report as of December 31, 2010	Page 89

Multi-State Examination of MEGA, Mid-West & Chesapeake

Focus Area	Performance Standard	Tolerance	Exam Result
	Standard 7.D.1 The Companies have identified those jurisdictions that have statutes or regulations defining a “grievance” and maintain state-specific procedures for staff when handling grievances.	Pass/Fail	Pass

	Standard 7.D.2 The Companies can demonstrate that all appropriate staff is trained to identify grievances upon receipt.	10%	Pass

Standard 7.D.3

The Companies have written procedures in place for all appropriate staff to follow when handling grievances. These procedures are consistent with state-specific statutes, rules, and regulations governing grievances.

		Pass/Fail	Pass

	Standard 7.E.1 The Companies’ procedures require that an agent’s statement must be requested for all complaints and grievances involving an agent’s actions.	10%	Pass

Standard 7.F.1

The Companies have prepared a report to regulators outlining their complaint-related business practice reforms. The report includes documentation to evidence and support the adequacy of such reforms.

		Pass/Fail	Pass

Standard 7.F.2

The Complaint Action Team (or successor committee) maintains a tracking log for identified issues. The Companies have established procedures to ensure that there is ownership and accountability and procedures to monitor and ensure appropriate follow- through.

		Pass/Fail	Pass

Cancellation, Non-renewal and Discontinuance Notices	Standard 8.1 Cancellation, non-renewal and discontinuance notices are handled consistently for all policies and payment methods.	10%	Pass

	Standard 8.2 The Companies’ practices regarding cancellation, non-renewal and discontinuance notices are compliant with policy provisions and state laws.	10%	Pass

	Standard 8.3 Notification about the availability of a grace period for payment of premiums is consistent across all certificate holders.	10%	Pass

MEGA, Mid-West & Chesapeake Multi-State Examination Report as of December 31, 2010	Page 90

Multi-State Examination of MEGA, Mid-West & Chesapeake

Focus Area	Performance Standard	Tolerance	Exam Result
Compliance Program

Standard 9.1

The Companies’ Chief Compliance Officer manages a team of professionals which is charged with the responsibility for providing compliance guidance to the managers, employees and agents of the Companies, including the following:

•    Research and communicate regarding new laws and regulations, including mandates, applicable to the business of the Companies;

•    Participate as an advisor to committees and work groups throughout the Companies;

•    Develop internal policies and procedures when appropriate and maintain such policies and procedures as necessary to comply with current regulatory requirements; and

•    Advise Senior Management regarding compliance risks.

The Compliance team will have oversight responsibilities for all compliance related activities throughout the Companies, including:

•    Oversee a complaints unit to monitor timely and thorough responses and follow through on common issues or trends;

•    Oversee a special investigations unit regarding fraud, waste, and abuse;

•    Oversee market conduct examination activities; Serve as Compliance liaison to external regulatory bodies; and oversee advertising.

Pass

	Standard 9.2 The Companies’ compliance program is judged by the Standards for Performance Measurement as set forth in this Attachment C and has been independently evaluated at periodic intervals.	Pass/Fail	Pass

	Standard 9.3 The Companies inform regulators concerning the program enhancements and changes to their compliance procedures via the semi-annual reports outlined in the Regulatory Settlement Agreement.	Pass/Fail	Pass

Separate Financial Information For PDA and SDA

Standard 10.1

Financial information for HealthMarkets’ wholly-owned subsidiaries Performance Driven Awards, Inc. (“PDA”) and Success Driven Awards, Inc. (“SDA”) is prepared, separate from the parent entity, and is available to domestic regulators upon request.

		Pass/Fail	Pass

Accounting Support For Treatment of Agents’ Stock Benefit Match

Standard 11.1

SDA and PDA, which are non-owned affiliates of the Companies, account for the stock matching benefit program. The accounting for the stock matching benefit paid to agents and field service representatives for the respective associations under the agent stock plan complies with generally accepted accounting principles.

		Pass/Fail	Pass

Providing Requested Copy of Outside Consulting Report	Standard 12.1 The Companies have provided the Examiners with an overview of the outside consultant’s report.	Pass/Fail	Pass

Report to Regulators Outlining All Changes	Standard 13.1 The Companies have prepared the report to regulators outlining changes, as requested.	Pass/Fail	Pass

MEGA, Mid-West & Chesapeake Multi-State Examination Report as of December 31, 2010	Page 91

9151 Boulevard 26 North Richland Hills Texas, 76180

P 817-255-5516 F 817-255-8125

3 April 2012	Via E-mail & USPS

The Honorable Linda S. Hall

Director, Division of Insurance

State of Alaska

550 West 7th Avenue, Suite 1560

Anchorage, AK 99501-3567

The Honorable Mike Kreidler

Commissioner

Office of the Insurance Commissioner

5000 Capitol Boulevard

Tumwater, WA 98501

The Honorable Dave Jones

Commissioner

California Department of Insurance

300 South Spring Street, South Tower

Los Angeles, CA 90013

The Honorable John Doak

Commissioner

Oklahoma Insurance Department

3625 NW 56th, Suite 100

Oklahoma City, OK 73112-4511

The Honorable Eleanor Kitzman

Commissioner

Texas Department of Insurance

P.O. Box 149104

Austin, TX 78714-9104

RE:	Multi-State Market Conduct Examination of
The MEGA Life and Health Insurance Company,
Mid-West National Life Insurance Company of Tennessee, and
The Chesapeake Life Insurance Company

Dear Director Hall and Commissioners Kreidler, Jones, Doak, Kitzman:

On behalf of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company (hereinafter collectively “the Companies”), we appreciate the opportunity to provide our Response to the Multi-State Market Conduct Examination Draft Report (“Draft Report”) dated March 13, 2012 pursuant to R.C.W.48.37.060 (12)(c).

HealthMarkets® is the brand name for products underwritten and issued by the insurance subsidiaries of HealthMarkets, Inc. –The Chesapeake Life Insurance Company®, Mid-West National Life Insurance Company of Tennessee SM and The MEGA Life and Health Insurance Company. SM

Director Hall and Commissioners Kreidler, Jones, Doak, Kitzman 3 April 2012	Page 93

In July, 2010, the Monitoring Regulators concluded that the Companies were compliant with 45 of the 93 Standards of Performance Measurement (“Standards”) required by the Regulatory Settlement Agreement (“Agreement”) entered into between the Companies and the Signatory Regulators in mid- 2008. Now, after further examination, the Draft Report confirms that we are compliant with an additional 43 of the remaining 48 Standards for a total percentage of compliance of 95%. As noted below, we believe the rate should be reported as 100% compliant with the Agreement.

The Examiners found the Companies’ performance satisfactory for each and every category regarding Standards 3, 5, 7 & 8. Specifically, the Examiners noted zero errors in 17 of 21 items tested for these Standards and only minimal errors—well within the agreed tolerances—for the other 4 items for these Standards. We believe that the overall outcome is more than “satisfactory” given the significance of the categories tested—claims, customer relationships, complaints and cancellations—each of which relates to core operations. We also note the Draft Report shows the Companies were 100% compliant with the Standards regarding disclosure of relationships with unaffiliated associations, financial information of certain affiliates, compliance program, claims manual, and specific reporting requirements (Standards 4, 6, 9, 10, 11, 12 & 13).

The only categories in which the Examiners noted any issues of possible non-compliance were a few items in Standards 1 & 2 related to Agent Training and Oversight. We note that these two Standards are unique to the Agreement and are not based on law or regulations. The language of each item in these Standards is brief. We understood that the Signatory Regulators expected the Companies to build robust processes and practical business solutions that reasonably fulfilled the requirements of the Standards to achieve compliance – much like the process regulatory agencies follow to implement legislation. We have achieved that goal.

Our approach to assuring that we met the Standards was straightforward and was shared with the Monitoring Regulators during the semi-annual reporting phase and at the onset of the examination –

1) The Companies developed processes that were reasonably related to the words and requirements of the 93 Standards, including Policies and Procedures when appropriate

2) The Companies followed these processes in a timely, compliant and business-like manner

3) The Companies documented our actions

We believe that the Draft Report should accurately and consistently present all the facts regarding the Companies’ actions in support of our compliance with the Agreement and the Standards as written. We also believe that the Draft Report should be transparent regarding the approach and processes that the Examiners followed in assessing the Companies’ implementation efforts. This is especially true for the Standards with a Pass/Fail tolerance because these items are more susceptible to subjective reasonability tests. In short, the Companies should have had a fair chance from the outset to meet the expectations of the Signatory Regulators, and the Draft Report should reflect that. However, we also understand that reasonable people could have different interpretations, even for seemingly simple and straightforward Standards. But in fairness, we believe that if the Companies’ interpretation was reasonable, it should be given deference in the context of this negotiated Agreement.

The Companies disagree with the Examiners’ assessment that we did not meet 5 items of the Standards. The Companies provided extensive documentation to describe and support our actions to implement new or to improve existing processes for each of these 5 items. We understand that our actions may not be viewed as perfect under some interpretations, and that the actions we took could be subject to future improvements. However, we do believe that we applied reasonable interpretations to all of our actions and met the substance and the spirit of each item for every Standard.

HealthMarkets® is the brand name for products underwritten and issued by the insurance subsidiaries of HealthMarkets, Inc. –The Chesapeake Life Insurance Company®, Mid-West National Life Insurance Company of Tennessee SM and The MEGA Life and Health Insurance Company. SM

Director Hall and Commissioners Kreidler, Jones, Doak, Kitzman 3 April 2012	Page 94

Our comments regarding specific Standards are as follows:

Standard 1A3: We believe that we should be assessed for this Standard based on the process that we put in place. We agree that one agent (123-6) from the sample of 64 was appointed on March 2, 2010 by the Companies without proof that she completed our test. We documented that we had a process for this Standard, but we also explained to the Examiners that this appointment occurred due to a technical error in our testing system and not because we intentionally subverted that process. On the same day that this error occurred, this agent also took and passed a different test to support her appointment with one of our other Companies —i.e., our process worked as intended. This particular agent never submitted any applications for any of our Companies and resigned within a few months of her appointment. There was no consumer harm. When we discovered the technical error prior to the start of the examination, we conducted a self-audit to assure that there were no other occurrences of this nature that had gone undetected.

Standards 2A4 and 2E2: We are disappointed that these Standards have been reported as non-compliant since both of the two complaints cited arose outside of the stated examination review period and prior to June 30, 2009 when the Companies reported these Standards as met. The inclusion of these two complaints in the sample tested contradicts the “Examination Approach” language on page 16 of the Draft Report and is inconsistent with the time period for the additional testing of complaints conducted for these Standards that was done in conjunction with Standard 7A1 and for which no examination issues were identified (page 35). Even disregarding the inconsistency in the Examination Approach, the Draft Report does not accurately describe the actions by the Companies in which there was no consumer harm.

Standard 2B3: We believe that this Standard should be interpreted to review the presentation quality and communication skills of the Field Leaders in their normal work environment. Other Standards assessed the content of the standardized training program. The Companies defined this “review” process in our Sales Compliance Field Audits Policy and Procedures Section 2.3 Audit Evaluation (excerpt below) as:

The Auditor shall attend one (1) day of the Insphere/HealthMarkets training program and review the classroom presentation for several elements including, but not limited to, the following: . . .

The Auditor will review the presentation made by the Agency Manager and make an assessment of either ‘satisfactory’ or ‘needs improvement’. Any presentation deemed ‘needs improvement’ will be reported to the Insphere National Product Training department for remediation.

For several other Standards (notably Standard 1B2), the Companies provided Policies and Procedures and the Examiners concluded the Companies were compliant with those Standards because we had a process and we followed it. For Standard 2B3, the Examiners applied their own interpretation that resulted in determining whether an experienced auditor sat through an experienced Field Leader’s entire 3-5 day new recruit training presentation and checked off all Training Element boxes on an audit list – i.e., a rote assessment rather than a quality assessment.

Per our Policy and Procedures, we completed the required presentation reviews for 100% of the eligible Field Leaders within the Examiners’ sample.

HealthMarkets® is the brand name for products underwritten and issued by the insurance subsidiaries of HealthMarkets, Inc. –The Chesapeake Life Insurance Company®, Mid-West National Life Insurance Company of Tennessee SM and The MEGA Life and Health Insurance Company. SM

Director Hall and Commissioners Kreidler, Jones, Doak, Kitzman 3 April 2012	Page 95

Standard 2C6: The Companies provided the Examiners with many examples of quarterly and other analyses of complaints that we routinely performed to identify data trends and implement process improvements or changes to agent training during the review period. In addition, during the review period and since, the Companies’ complaint statistics have declined dramatically. These facts are not presented in the Draft Report. The Examiners acknowledged that the Companies had a process in place throughout the exam period to identify individual agent complaint trends (aka “micro”) and that the Companies disciplined agents based on such trends. However, the Examiners fault the Companies for not conducting “macro level” trending although this is not required by the Standard and as if “micro” complaints and “macro” trends were unrelated to each other.

We simply disagree. We respectfully request that this Standard be reconsidered.

Since May 2008 when we entered into the Agreement, the Companies have spent thousands of people-hours diligently developing or improving, implementing, and monitoring sound business processes to meet each and every one of the requirements of the 93 Standards for Performance Measurement. We appreciate the feedback that we have received from the Monitoring Regulators and the Examiners since then. We are disappointed that the Monitoring Regulators do not share our view that we have satisfied all of the Standards in fact and spirit.

Nonetheless, we waive our rights to a hearing under R.C.W. 48.37.060 (12)(c) and appreciate this last opportunity to present our response to the Multi-State Examination prior to publication of the final report by the Washington Commissioner. We look forward to a quick resolution of this matter and the opportunity for our Companies to be held to the same statutory and regulatory standards as others in the marketplace.

Respectfully Submitted,

Susan E. Dew, SVP & Chief Compliance Officer on behalf of

The Management Team of

The MEGA Life and Health Insurance Company

Mid-West National Life Insurance Company of Tennessee

The Chesapeake Life Insurance Company

HealthMarkets® is the brand name for products underwritten and issued by the insurance subsidiaries of HealthMarkets, Inc. –The Chesapeake Life Insurance Company®, Mid-West National Life Insurance Company of Tennessee SM and The MEGA Life and Health Insurance Company. SM

ATTACHMENT B

Regulatory Settlement Agreement

The Regulatory Settlement Agreement was previously filed as Exhibit 10.1 to the Company’s current report on Form 10-Q for the quarterly period ended June 30, 2008, File No. 001-14953 and is incorporated herein by reference.